UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PAYCOM SOFTWARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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2020 PROXY STATEMENT

7501 W. Memorial Road

Oklahoma City, Oklahoma 73142

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Paycom Software, Inc. (the “Company”) to be held on April 27, 2020 at Gaillardia, 5300 Gaillardia Boulevard, Oklahoma City, Oklahoma 73142 at 11:00 a.m. local time.

Although we currently intend to hold our Annual Meeting in person, we are actively monitoring the impact that the coronavirus (COVID-19) may have on the meeting. We are committed to maintaining a safe and healthy environment at the Annual Meeting and, as a result, may determine that it is necessary or appropriate to hold the meeting solely by means of remote communication. If we take this step, details about how to participate in the Annual Meeting will be announced in advance via press release, posted on our Annual Meeting website at www.proxydocs.com/PAYC and filed with the Securities and Exchange Commission as additional proxy material.

Enclosed are the Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business that will be acted upon at the meeting, as well as our 2019 Annual Report, which includes our audited financial statements.

Your vote is important. The Board of Directors appreciates and encourages stockholder participation in the Company’s affairs. Whether or not you can attend the meeting, please read the enclosed Proxy Statement carefully, and then vote your shares by internet, by telephone or by completing, signing, dating and returning the enclosed proxy card promptly in the envelope provided, so that your shares will be represented at the meeting.

On behalf of the Board of Directors, thank you for your cooperation and support.

Sincerely,

Chad Richison

President, Chief Executive Officer and

Chairman of the Board of Directors

7501 W. Memorial Road

Oklahoma City, Oklahoma 73142

(405) 722-6900

Notice of Annual Meeting of Stockholders

April 27, 2020 11:00 a.m. local time	Gaillardia 5300 Gaillardia Boulevard Oklahoma City, Oklahoma 73142

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Paycom Software, Inc., a Delaware corporation (the “Company”), will be held on April 27, 2020 at 11:00 a.m. local time, at Gaillardia, 5300 Gaillardia Boulevard, Oklahoma City, Oklahoma 73142 for the following purposes:

(1)

to elect two Class I directors, each to serve until the date of the 2023 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or his or her earlier death, resignation or removal;

(2)	to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020;

(3)	to approve, on an advisory basis, the compensation of the Company’s named executive officers; and

(4)	to transact any other business that may properly come before the Annual Meeting.

Stockholders are referred to the proxy statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. The Board of Directors recommends that you vote “FOR” each director nominee and “FOR” proposals 2 and 3 at the Annual Meeting.

The Board of Directors has fixed the close of business on Wednesday, March 11, 2020 as the record date (the “Record Date”) for the Annual Meeting. Only holders of record as of the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting or at any postponement(s) or adjournment(s) thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the principal executive offices of the Company during regular business hours for the 10 calendar days prior to the Annual Meeting. The list will also be available during the Annual Meeting for inspection by stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON APRIL 27, 2020

In addition to delivering paper copies of these proxy materials to you by mail, this notice and the accompanying proxy statement, form of proxy and 2019 Annual Report are available at www.proxydocs.com/PAYC.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by internet, telephone or mail. For specific instructions on how to vote your shares, please see the section entitled “About the Annual Meeting” beginning on page 2 of the proxy statement.

By Order of the Board of Directors,

Chad Richison

President, Chief Executive Officer and

Chairman of the Board of Directors

Oklahoma City, Oklahoma

March 25, 2020

Although we currently intend to hold the Annual Meeting in person, we are actively monitoring the impact that the coronavirus (COVID-19) may have on the Annual Meeting. We are committed to maintaining a safe and healthy environment at the Annual Meeting and, as a result, may determine that it is necessary or appropriate to hold the Annual Meeting solely by means of remote communication. If we take this step, details about how to participate in the Annual Meeting will be announced in advance via press release, posted on our Annual Meeting website at www.proxydocs.com/PAYC and filed with the Securities and Exchange Commission as additional proxy material.

i

ii

7501 W. Memorial Road

Oklahoma City, Oklahoma 73142

PROXY STATEMENT

for

the Annual Meeting of Stockholders

to be held on April 27, 2020

Unless the context otherwise requires, (i) references to “Paycom,” “we,” “us,” “our” and the “Company” are to Paycom Software, Inc., a Delaware corporation, and its consolidated subsidiaries, and (ii) references to “stockholders” are to the holders of shares of our common stock, par value $0.01 per share, including unvested shares of restricted stock (“Common Stock”).

The accompanying proxy is solicited by the Board of Directors on behalf of Paycom Software, Inc., a Delaware corporation, to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on April 27, 2020, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) of the Annual Meeting. This proxy statement and accompanying form of proxy are dated March 25, 2020 and are expected to be first sent or given to stockholders on or about March 27, 2020.

Our principal executive offices are located at, and our mailing address is, 7501 W. Memorial Road, Oklahoma City, Oklahoma 73142.

Summary of Proposals

Proposal	Voting Options	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes	Board’s Voting Recommendation
1. Election of two Class I directors	FOR or WITHHOLD as to each director nominee	Plurality of the shares present in person or represented by proxy and entitled to vote in the election of directors*	N/A	No effect	FOR the election of each director nominee
2. Ratification of the appointment of Grant Thornton LLP	FOR, AGAINST or ABSTAIN	Majority of the shares present in person or represented by proxy and entitled to vote on the proposal	Same effect as vote AGAINST	N/A	FOR
3. Advisory approval of the compensation of our named executive officers	FOR, AGAINST or ABSTAIN	Majority of the shares present in person or represented by proxy and entitled to vote on the proposal	Same effect as vote AGAINST	No effect	FOR
*

In light of our majority voting policy for directors, a “WITHHELD” vote will have a similar effect as a vote against that director nominee. See “How many votes are required to elect the Class I directors (Proposal 1)?”

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2020 PROXY STATEMENT

About the Annual Meeting

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.”

What is a proxy statement?

A proxy statement is a document that we are required to give you under certain regulations of the Securities and Exchange Commission (the “SEC”) in connection with the Annual Meeting.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the following matters:

(1)

the election of two Class I directors, each to serve until the date of the 2023 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or his or her earlier death, resignation or removal;

(2)	the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2020;

(3)	the approval, on an advisory basis, of the compensation of our named executive officers; and

(4)	such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and also hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all of your shares are voted.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 11, 2020 (the “Record Date”). The Record Date is established by the Board of Directors as required by Delaware law. On the Record Date, 58,831,696 shares of Common Stock (including shares of restricted stock) were outstanding.

Who is entitled to vote at the Annual Meeting?

Subject to the voting procedures set forth below, holders of Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of Common Stock is entitled to one vote per share of Common Stock on all matters to be acted upon at the Annual Meeting. Our certificate of incorporation prohibits cumulative voting in the election of directors.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. If a quorum is not present or represented at the Annual Meeting, the chairman of the Annual Meeting or a majority in voting interest of the stockholders present in person or represented by proxy at the Annual Meeting may adjourn the meeting, without notice other than announcement at the Annual Meeting, until a quorum is present or represented.

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2020 PROXY STATEMENT

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, you are considered the stockholder of record with respect to those shares and we have sent the proxy statement and proxy card directly to you.

If your shares are held in a brokerage account or held by a bank or other nominee, the broker, bank or other nominee is considered the record holder of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.” The proxy statement and proxy card have been forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your nominee regarding how to vote your shares. See “If I hold my shares in “street name,” how do I vote my shares?”

If I am a stockholder of record, how do I vote my shares?

If you are a stockholder of record, you may vote your shares of Common Stock in person at the Annual Meeting or you may vote by proxy.

In person. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. The ballot will be provided at the Annual Meeting. We do not require tickets for admission to the Annual Meeting.

Via the internet. You may vote by proxy via the internet by following the instructions found on the proxy card.

By telephone. You may vote by proxy by calling the toll-free number found on the proxy card.

By mail. You may vote by proxy by completing, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope. The proxy card is simple to complete, with specific instructions on the card.

By completing and submitting the proxy card or by submitting your instructions via the internet or by telephone, you will direct the designated persons (known as “proxies”) to vote your shares of Common Stock at the Annual Meeting in accordance with your instructions. The Board of Directors has appointed Chad Richison and Craig Boelte to serve as the proxies for the Annual Meeting.

Your proxy card will be valid only if you sign, date and return it prior to the Annual Meeting. If you complete the entire proxy card except one or more of the voting instructions, then the designated proxies will vote your shares in accordance with the recommendation of the Board of Directors with respect to each proposal for which you do not provide any voting instructions. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the Annual Meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If I hold my shares in “street name,” how do I vote my shares?

If you hold your shares in “street name,” your broker, bank or other nominee should provide you with a request for voting instructions along with the proxy materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you sign but do not fully complete the voting instruction card, then your nominee may be unable to vote your shares with respect to the proposals for which you provide no voting instructions. Alternatively, if you hold your shares in “street name” and want to vote your shares in person at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your “street name” shares in person at the Annual Meeting.

Who counts the votes?

All votes will be tabulated by Mediant Communications, Inc., the inspector of election appointed for the Annual Meeting. Votes for each proposal will be tabulated separately.

Can I vote my shares in person at the Annual Meeting?

Yes. If you are a stockholder of record, you may vote your shares at the Annual Meeting by completing a ballot at the Annual Meeting.

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2020 PROXY STATEMENT

If you hold your shares in “street name,” you may vote your shares in person only if you obtain a proxy issued by your broker, bank or other nominee giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we recommend that you also return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a signed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you did not provide any voting instructions, and such shares will be voted in the following manner:

Proposal 1—FOR the election of each of the Class I director nominees;

Proposal 2—FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2020; and

Proposal 3—FOR the advisory approval of the compensation of our named executive officers.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your broker, bank or other nominee may be unable to vote your shares on all of the proposals other than the ratification of the appointment of Grant Thornton LLP (Proposal 2). See “What is a broker non-vote?”

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy by any of the following means:

•

Give written notice of revocation, addressed to Matthew Paque, Executive Vice President – Legal and Compliance, at our address above, which notice must be received before 4:00 p.m. local time on April 24, 2020.

•	Complete and submit a new valid proxy bearing a later date prior to 4:00 p.m. local time on April 24, 2020.

•	Attend the Annual Meeting and vote in person. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Annual Meeting to revoke your proxy.

If you are a “street name” holder, your broker, bank or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

How many votes are required to elect the Class I directors (Proposal 1)?

Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of the Class I director nominees (i.e., the two individuals who receive the most votes will be elected as Class I directors).

While directors are elected by a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, our Corporate Governance Guidelines include a majority voting policy for directors. This policy states that in an uncontested election, any director nominee who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” such election (a “Majority Withheld Vote”) is required to promptly tender his or her resignation to the Board of Directors following certification of the stockholder vote. The nominating and corporate governance committee (or, alternatively, a committee of the independent directors of the Board of Directors if each member of the nominating and corporate governance committee received a Majority Withheld Vote) must recommend to the Board of Directors whether to accept the resignation offer. The Board of Directors is required to consider and act on the recommendation within 90 days following certification of the stockholder vote and will promptly disclose its decision whether to accept the resignation offer (and, if applicable, the reasons for rejecting the resignation offer) in a press release.

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2020 PROXY STATEMENT

If you withhold authority to vote with respect to the election of a director nominee, your shares will not be voted with respect to such director nominee(s) indicated but your shares will be counted for purposes of determining whether there is a quorum. Under our majority voting policy for directors, a “WITHHELD” vote will have a similar effect as a vote against that director nominee.

A complete statement of our majority voting policy is set forth in our Corporate Governance Guidelines available on our website at investors.paycom.com.

How many votes are required to approve the other proposals (Proposals 2 and 3)?

Approval of each other proposal will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. If your shares are represented at the Annual Meeting but you “ABSTAIN” from voting on any of these matters, your shares will be counted as present and entitled to vote on a particular proposal for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal.

Your vote with respect to the approval of the compensation of our named executive officers (Proposal 3) is advisory, which means the results of such vote are non-binding on us, the Board of Directors and the committees of the Board of Directors.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes are included in the number of shares present at the Annual Meeting for purposes of determining a quorum. If you hold your shares in “street name” and you do not instruct your broker how to vote your shares, no votes will be cast on your behalf with respect to any proposal other than the ratification of the appointment of Grant Thornton LLP (Proposal 2).

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. Delaware law does not provide stockholders any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

How are proxies being solicited and what are the costs? Who pays the solicitation costs?

Proxies are being solicited by the Board of Directors on behalf of the Company. We have retained The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support for a services fee, plus customary disbursements, which are not expected to exceed $30,000 in total. Our officers, directors and employees may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. These officers and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the Common Stock registered in their names, will be asked to forward solicitation materials to the beneficial owners of shares of Common Stock. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials and collecting voting instructions.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business for a vote at the Annual Meeting other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

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2020 PROXY STATEMENT

Where can I find voting results?

We plan to publish the voting results in a Current Report on Form 8-K, which we expect to file with the SEC within four business days following the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of certain information contained in this proxy statement. We urge you to carefully read this entire proxy statement, including the documents referred to in this proxy statement. If you have any questions or need additional material, please feel free to contact Investor Relations at (855) 603-1620 or investors@paycom.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON APRIL 27, 2020
In addition to delivering paper copies of these proxy materials to you by mail, the Notice, proxy statement, form of proxy and 2019 Annual Report are available at www.proxydocs.com/PAYC.

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2020 PROXY STATEMENT

Proposal 1: Election of Directors

Paycom’s business and affairs are managed under the direction of our Board of Directors, which currently consists of seven directors. Pursuant to our amended and restated certificate of incorporation and our amended and restated bylaws, our Board of Directors is divided into three classes, with the members of the classes serving three-year terms that expire in successive years. The terms of office of the current members of our Board of Directors are divided as follows:

•	the term of office for our Class I directors will expire at the Annual Meeting;

•	the term of office for our Class II directors will expire at the annual meeting of stockholders to be held in 2021; and

•	the term of office for our Class III directors will expire at the annual meeting of stockholders to be held in 2022.

Directors hold office until their successors have been elected and qualified or until their earlier death, resignation or removal. The Board of Directors has nominated Janet B. Haugen and J.C. Watts, Jr. for election as Class I directors (each, a “Director Nominee” and together, the “Director Nominees”), each to serve for a term expiring on the date of the annual meeting of stockholders to be held in 2023 and until his or her successor has been duly elected and qualified or his or her earlier death, resignation or removal. Each Director Nominee currently serves on our Board of Directors.

Vote Required

Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of the Class I director nominees (i.e., the two individuals who receive the most votes will be elected as Class I directors). Nonetheless, pursuant to our Corporate Governance Guidelines, in an uncontested election, any director nominee who receives a Majority Withheld Vote is required to promptly tender his or her resignation to the Board of Directors following certification of the stockholder vote. The nominating and corporate governance committee (or, alternatively, a committee of the independent directors of the Board of Directors if each member of the nominating and corporate governance committee received a Majority Withheld Vote) must recommend to the Board of Directors whether to accept the resignation offer. The Board of Directors is required to consider and act on the recommendation within 90 days following certification of the stockholder vote and will promptly disclose its decision whether to accept the resignation offer (and, if applicable, the reasons for rejecting the resignation offer) in a press release. Should any Director Nominee become unable or unwilling to accept his or her nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board of Directors may nominate or designate. Each Director Nominee has expressed his or her intention to serve the entire term for which election is sought.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR each Director Nominee.

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2020 PROXY STATEMENT

Proposal 1: Election of Directors (continued)

Board of Directors Composition and Independence

The following table provides information about each director currently serving on our Board of Directors, including the Director Nominees.

Name	Age	Director Since	Director Class (Expiration of Current Term)	Independent	Committee Memberships
					Audit	Compensation	Nominating and Corporate Governance
Chad Richison	49	1998	Class III (2022)
Jason D. Clark	49	2014	Class III (2022)	X	X	X (chairperson)
Henry C. Duques	76	2016	Class III (2022)	X	X	X
Janet B. Haugen	61	2018	Class I (2020)	X	X (chairperson)	X
Robert J. Levenson	78	2007	Class II (2021)	X	X		X (chairperson)
Frederick C. Peters II	70	2014	Class II (2021)	X	X	X	X
J.C. Watts, Jr.	62	2016	Class I (2020)	X		X	X

Our Board of Directors relies on the criteria set forth in the New York Stock Exchange (“NYSE”) Listed Company Manual for purposes of evaluating the independence of directors and, based on such criteria, has affirmatively determined that Ms. Haugen and each of Messrs. Clark, Duques, Levenson, Peters and Watts qualifies as “independent.” In making such determinations, the Board of Directors considered transactions and relationships between each non-employee director and the Company, if any, that would require disclosure pursuant to Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). The Board of Directors also considered other transactions or relationships that do not rise to the level of requiring disclosure, including the relationship between the Company and entities affiliated with certain directors as a result of such entities’ purchase (at standard rates) and ongoing use of the Company’s human capital management and payroll software. There are no family relationships between any of our directors or executive officers.

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2020 PROXY STATEMENT

Proposal 1: Election of Directors (continued)

Director Skills, Experience and Background

The biographies of the Director Nominees are as follows:

JANET B. HAUGEN

Janet B. Haugen has served as a member of our Board of Directors since February 2018. Ms. Haugen was the senior vice president and chief financial officer of Unisys Corporation (“Unisys”), a global information technology company, from 2000 to 2016. She also held positions as vice president, controller and acting chief financial officer of Unisys between 1996 and 2000. Prior to joining Unisys, she was an audit partner at Ernst & Young. Ms. Haugen served as a member of the board of directors and chair of the audit committee of SunGard Data Systems Inc. from 2002 to 2005, and has served on the board of directors of Juniper Networks, Inc., a public company, since May 2019. She earned her bachelor’s degree in economics from Rutgers University. Ms. Haugen was selected to serve on our Board of Directors based on her public company leadership experience, particularly in the technology industry, and extensive knowledge of financial and economic issues.

J.C. WATTS, JR.

J.C. Watts, Jr. has served as a member of our Board of Directors since November 2016. Mr. Watts is the president and chief executive officer of Watts Partners, a boutique corporate and government affairs consulting firm he co-founded in 2003. Mr. Watts has served on the board of directors of Dillard’s, Inc. (“Dillard’s”), a public company, since August 2009, and previously served on the Dillard’s board of directors and as a member of its audit committee from 2003 to 2008. Mr. Watts also served on the boards of directors of CSX Corporation from March 2011 to May 2014 and ITC Holdings Corp. from August 2011 to February 2014. Mr. Watts was elected to the United States House of Representatives in 1994 and served from January 1995 to January 2003. During his time in Congress, Mr. Watts was chairman of the Republican Conference from January 1999 to January 2003, and also served on the United States House Committees on Armed Services, Financial Services, and Transportation and Infrastructure. Mr. Watts earned his bachelor’s degree in journalism and public relations from the University of Oklahoma in 1981. Mr. Watts was selected to serve on our Board of Directors due to his senior leadership experience in business and as a public servant, his experience serving on other public company boards and his understanding of regulatory issues.

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2020 PROXY STATEMENT

Proposal 1: Election of Directors (continued)

The biographies of the directors currently serving as Class II directors are as follows:

ROBERT J. LEVENSON

Robert J. Levenson has served as a member of our Board of Directors since July 2007. Mr. Levenson is a founder and managing member of Lenox Capital Group, LLC, a private venture capital investment company formed in 2000 (“Lenox Capital”), which focuses primarily on early stage software technology and service company investments. From 1981 through 1990, Mr. Levenson held several executive management positions with Automatic Data Processing, Inc. (“ADP”), including Group President—Employer Services, member of the Corporate Executive Committee and member of the board of directors. In late 1990, Mr. Levenson became Chief Operating Officer of Medco Containment Services, Inc. (“Medco”) (later acquired by Merck & Co., Inc.), and was elected to Medco’s board of directors. From 1992 until 2003, Mr. Levenson served on the board of directors of First Data Corporation (“FDC”), and from 1993 until his retirement in 2000, he served as Executive Vice President of FDC. Thereafter, he served as a consultant to FDC and certain of its joint venture affiliates until 2006. Mr. Levenson has served on several boards of directors of public and private companies as well as civic and philanthropic organizations, which have previously included: ADP, FDC, Medco, Central Data Systems, Inc., Comnet, Inc., Polyvision, Broadway & Seymour, Superior TeleCom Inc., Vestcom International, Emisphere Technologies, Inc., Ceridian Corp, and Elite Pharmaceuticals, Inc. He graduated from Kent State University with his bachelor’s degree in business administration. Mr. Levenson was selected to serve on our Board of Directors based on his industry expertise and experience as a member of the boards of directors of other companies.

FREDERICK C. PETERS II

Frederick C. Peters II has served as a member of our Board of Directors since March 2014. He currently serves as Chairman and Chief Executive Officer of Community Financial Institutions Fund (f/k/a Bluestone Financial Institutions Fund). Prior to joining Community Financial Institutions Fund, Mr. Peters served as the Chairman, President and Chief Executive Officer of Bryn Mawr Bank Corporation (“BMTC”), a publicly traded company, and its principal subsidiary, The Bryn Mawr Trust Company, and served on BMTC’s board of directors from January 2001 to April 2017. BMTC is listed on the Nasdaq Stock Market. Prior to joining BMTC in 2001, Mr. Peters started two community banks: National Bank of the Main Line in 1985 and First Main Line Bank in 1995. Mr. Peters began his banking career at Philadelphia National Bank in 1976 and held lending and executive positions at Hamilton Bank and Industrial Valley Bank prior to starting his first community bank. In addition, Mr. Peters served on the board of directors of the Federal Reserve Bank of Philadelphia from 2009 through 2014. He served as the chairman of the Federal Reserve Bank of Philadelphia’s audit committee from January 1, 2013 through December 31, 2014, while also serving as a member of the Federal Reserve Bank’s Committee of Audit Chairs in Washington, D.C. Mr. Peters has served on numerous non-profit boards including Main Line Health where he served first as chairman of the audit committee and later as chairman of the finance committee. He currently serves on the board of directors of The Bryn Mawr Film Institute and The Foundation for Delaware County. Mr. Peters graduated from Amherst College with his bachelor’s degree in political science. Mr. Peters was selected to serve on our Board of Directors based on his financial and investment expertise and his experience as a member of the board of directors of a public company.

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2020 PROXY STATEMENT

Proposal 1: Election of Directors (continued)

The biographies of the directors currently serving as Class III directors are as follows:

JASON D. CLARK

Jason D. Clark has served as a member of our Board of Directors since August 2014. Mr. Clark has served as President and Chief Executive Officer of CompSource Mutual Insurance Company since March 2009. Mr. Clark is a member of the board of directors of the Oklahoma State Chamber of Commerce, a Vice President of the American Association of State Compensation Insurance Funds (AASCIF) and has previously served in leadership positions for multiple industry and trade associations. Mr. Clark has over 30 years of experience in the insurance industry specializing in workers’ compensation insurance. Mr. Clark earned his bachelor’s degree in business administration from the University of Central Oklahoma. Mr. Clark was selected to serve on our Board of Directors based on his business experience.

HENRY C. DUQUES

Henry C. Duques has served as a member of our Board of Directors since November 2016. Mr. Duques was the chairman and chief executive officer of First Data Corporation, an electronic commerce and payment services company, from 1992 to 2002 and again from 2005 to 2007. Prior to joining First Data Corporation, he served as president and chief executive officer of the Database Services Group of American Express Travel Related Services Company, Inc., the predecessor of First Data Corporation, from 1987 to 1992. Mr. Duques was with Automatic Data Processing, Inc. from 1973 to 1987, where he served as Group President Financial Services and as a member of the board of directors from 1984 to 1987. Mr. Duques also served on the boards of directors of Unisys Corporation from 1998 to 2014, including as the non-executive chairman from 2006 to 2008, SunGard Corp. from 2003 to 2005 and CheckFree Corporation from 2000 to 2004. Mr. Duques earned his bachelor’s degree in business administration from The George Washington University in 1965 and an M.B.A from The George Washington University in 1969 and served on board of trustees of The George Washington University from 1998 to 2008. Mr. Duques was selected to serve on our Board of Directors based on his decades of experience in business operations and management, strategy and public company governance.

CHAD RICHISON

Chad Richison has served as President and Chief Executive Officer since he founded Paycom in 1998. He has also served as a member of our Board of Directors since 1998 and was appointed Chairman of the Board of Directors in August 2016. Mr. Richison began his career in sales with a national payroll and human resources company and a regional payroll company prior to founding Paycom. He received his bachelor’s degree in mass communications—journalism from the University of Central Oklahoma. Mr. Richison was selected to serve on our Board of Directors based on the leadership skills, strategic guidance and experience he brings as our President and Chief Executive Officer and operational expertise from his prior experience in the industry.

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2020 PROXY STATEMENT

Proposal 1: Election of Directors (continued)

The following chart provides information about each director’s qualifications and experiences. More detailed information is provided in the director biographies above.

Leadership Business and strategic management experience from service in a significant leadership position		•	•	•	•	•	•	•
Public Company Board Experience as a board member of another publicly traded company			•	•	•	•		•
Financial Background and experience in finance, accounting, financial reporting or economics	•		•	•	•	•	•	•
Industry Experience in the software or technology industries			•	•	•	•	•
Government Relations/Regulatory Experience in government or regulatory matters	•							•
Risk Management Experience in risk management, strategic planning or compliance	•		•	•	•	•	•	•
Diversity Gender, racial or ethnic diversity				•				•

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2020 PROXY STATEMENT

Corporate Governance

Board Leadership Structure

The Chief Executive Officer and Chairman of the Board of Directors are both appointed by the Board of Directors. Our Corporate Governance Guidelines provide that both independent and management directors, including the Chief Executive Officer, are eligible for appointment as Chairman of the Board of Directors. We believe it is important that the Board of Directors retain flexibility to determine whether these roles should be separate or combined based upon all relevant facts and circumstances at a given point in time. Currently, Mr. Richison serves as both Chief Executive Officer and Chairman. At this time, the Board of Directors believes that combining the Chief Executive Officer and Chairman roles promotes decisive leadership, fosters clear accountability and enhances our ability to communicate our strategy clearly and consistently to our stockholders, employees and clients.

Our Corporate Governance Guidelines provide that if the Chairman is not an independent director, the non-management directors are required to appoint a lead independent director to represent and coordinate the activities of the non-management and independent directors and to help ensure the independence of the Board of Directors from the Chief Executive Officer and Chairman. Mr. Peters currently serves as lead independent director. In his role as lead independent director, Mr. Peters’s responsibilities are to (i) preside over regularly scheduled executive sessions of non-management and independent directors, (ii) facilitate communication among the non-management and independent directors, (iii) act as a liaison between the non-management and independent directors and the Chief Executive Officer and (iv) perform such other roles and responsibilities as may be assigned to him by the Board of Directors.

A copy of the Corporate Governance Guidelines is available on our website at investors.paycom.com.

Board of Directors Meetings

During the fiscal year ended December 31, 2019, the Board of Directors held four meetings. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and the committees of the Board of Directors for the period for which such director served on the Board of Directors or committee(s), if applicable, during 2019. Each member of the Board of Directors attended the annual meeting of stockholders in 2019. The Board of Directors does not have a policy requiring director attendance at annual meetings of stockholders.

Committees

Our Board of Directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and primary responsibilities of each committee are described below. Members serve on these committees until their resignation or death or until otherwise determined by our Board of Directors.

Audit Committee

Our audit committee oversees our accounting and financial reporting processes and the audit of our financial statements. In that regard, our audit committee assists board oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of our internal audit function and independent auditors. Among other matters, the audit committee is responsible for (a) the appointment, compensation, retention, oversight and pre-approval of our independent auditors, including oversight of firm and partner rotation, (b) evaluating the qualifications, performance and independence of our independent auditors, (c) reviewing our annual and interim financial statements, (d) discussing press releases, financial information and earnings guidance provided to analysts and rating agencies, (e) discussing policies with respect to risk assessment and risk management, (f) reviewing and ensuring the adequacy of our internal control systems, (g) reviewing and approving related party transactions and (h) annually reviewing the audit committee charter and the committee’s performance.

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Corporate Governance (continued)

The current members of our audit committee are Ms. Haugen and Messrs. Clark, Duques, Levenson and Peters, with Ms. Haugen serving as chairperson of the committee. Our Board of Directors has affirmatively determined that each of Ms. Haugen and Messrs. Clark, Duques, Levenson and Peters (i) is independent for purposes of serving on the audit committee under applicable SEC rules and regulations and the NYSE Listed Company Manual and (ii) meets the requirements for financial literacy under the NYSE Listed Company Manual and applicable SEC rules and regulations. Our Board of Directors has designated each of Ms. Haugen and Mr. Peters as an “audit committee financial expert” as defined under the applicable SEC rules and determined that each of them has accounting or related financial management expertise as required under the NYSE Listed Company Manual. The audit committee operates under a written charter that satisfies the applicable SEC rules and regulations and the requirements of the NYSE Listed Company Manual. A copy of the audit committee charter is available on our website at investors.paycom.com. During the fiscal year ended December 31, 2019, the audit committee held five meetings.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for, among other matters, identifying, evaluating and recommending candidates for membership on our Board of Directors, including nominees recommended by stockholders, reviewing and recommending the composition of our committees, overseeing our Code of Business Conduct and Ethics and Corporate Governance Guidelines, reporting and making recommendations to our Board of Directors concerning governance matters and overseeing our policies and programs on issues of social responsibility and environmental sustainability. The nominating and corporate governance committee also annually reviews the nominating and corporate governance committee charter, the performance of the Board of Directors and management, and its own performance.

The current members of the nominating and corporate governance committee are Messrs. Levenson, Peters and Watts, with Mr. Levenson serving as chairperson of the committee. Our Board of Directors has affirmatively determined that each of Messrs. Levenson, Peters and Watts is independent for purposes of serving on the nominating and corporate governance committee under applicable SEC rules and regulations and the NYSE Listed Company Manual. The nominating and corporate governance committee operates under a written charter that satisfies the applicable SEC rules and regulations and the requirements of the NYSE Listed Company Manual. A copy of the nominating and corporate governance committee charter is available on our website at investors.paycom.com. During the fiscal year ended December 31, 2019, the nominating and corporate governance committee held four meetings.

Compensation Committee

Our compensation committee reviews and approves, or recommends that our Board of Directors approve, the compensation of our executive officers. Among other matters, the compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, approves all equity-related awards to our executive officers, approves and administers incentive-based compensation plans and equity-based compensation plans and reviews and makes recommendations with respect to the annual Compensation Discussion and Analysis. The compensation committee also annually reviews the compensation committee charter and the committee’s performance.

The current members of our compensation committee are Ms. Haugen and Messrs. Clark, Duques, Peters and Watts, with Mr. Clark serving as chairperson of the committee. Each of Ms. Haugen and Mr. Peters was appointed to the compensation committee in April 2019. Our Board of Directors has affirmatively determined that each of Ms. Haugen and Messrs. Clark, Duques, Peters and Watts (i) is independent for purposes of serving on the compensation committee under applicable SEC rules and regulations and the NYSE Listed Company Manual and (ii) qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The compensation committee operates under a written charter that satisfies the applicable SEC rules and regulations and the requirements of the NYSE Listed Company Manual. A copy of the compensation committee charter is available on our website at investors.paycom.com. During the fiscal year ended December 31, 2019, the compensation committee held six meetings.

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2020 PROXY STATEMENT

Corporate Governance (continued)

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2019, each of Ms. Haugen and Messrs. Clark, Duques, Peters and Watts served on the compensation committee. Mr. Clark has served on the compensation committee since August 2016, Mr. Duques has served on the compensation committee since February 2017, Mr. Watts has served on the compensation committee since December 2017 and each of Ms. Haugen and Mr. Peters has served on the compensation committee since April 2019. None of the persons who served on the compensation committee during 2019 is or has been an officer or employee of Paycom and none had any relationship with Paycom or any of its subsidiaries during 2019 that would be required to be disclosed as a transaction with a related person. None of our executive officers currently serves or has in the last completed fiscal year served on the board of directors or compensation or similar committee of another company at any time during which an executive officer of such other company served on our Board of Directors or compensation committee.

Risk Oversight

Our Board of Directors is responsible for, among other things, overseeing the conduct of our business, reviewing and, where appropriate, approving our long-term strategic, financial and organizational goals and plans, and reviewing the performance of our Chief Executive Officer and other members of senior management. Our Board of Directors, as a whole and through its committees, is responsible for the oversight of risk management strategy, and our senior management is responsible for assessing, implementing and managing our risk management processes on a day-to-day basis.

The Board of Directors has delegated primary responsibility for overseeing enterprise risk management to the audit committee, and the audit committee receives appropriate assistance from key members of management, including the Company’s Chief Financial Officer. Members of management report regularly to the audit committee. The audit committee periodically discusses with management our policies with respect to risk assessment and risk management as well as our significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. The audit committee also receives regular reports and updates from the Company’s Chief Information Officer with respect to cybersecurity risk management. Such reports cover the Company’s information technology security program, including its current status, capabilities, objectives and plans, as well as the evolving cybersecurity threat landscape. Our compensation committee oversees risk related to compensation policies. Both our audit and compensation committees report to the full Board of Directors with respect to these matters, among others.

Director Qualifications

Our nominating and corporate governance committee is responsible for, among other things, assisting our Board of Directors in identifying qualified director nominees and recommending nominees to stand for election at each annual meeting of stockholders. The nominating and corporate governance committee’s goal is to assemble a board with a wide range of relevant experience, skills and perspectives. In October 2016, the nominating and corporate governance committee approved and adopted a set of criteria and standards for assessing the necessary skills and characteristics of director candidates (the “Director Qualification Standards”). In accordance with the Director Qualification Standards, the nominating and corporate governance committee will select director candidates on the basis of recognized achievements, knowledge, experience and other factors as deemed appropriate, including but not limited to a candidate’s (i) ability to bring sound and informed business judgment to the deliberations of the Board of Directors, (ii) character, integrity and loyalty to the Company, (iii) independence, (iv) ability to bring diverse points of view to bear on discussions, (v) financial knowledge and experience and (vi) understanding of marketing, technology, law, the impact of government regulations or other specific areas or disciplines. In connection with the approval and adoption of the Director Qualification Standards, the nominating and corporate governance committee expressly reserved the right to deviate from and/or modify the Director Qualification Standards from time to time in its reasonable discretion.

While we do not have a formal diversity policy for board membership, the nominating and corporate governance committee endeavors to consider candidates who represent a mix of backgrounds, diversity of race/ethnicity, gender, age, skills and professional experiences that enhance the quality of the deliberations and decisions of the Board of Directors, in the context of the perceived needs of the structure of the Board of Directors at that point in time. The Board of Directors

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2020 PROXY STATEMENT

Corporate Governance (continued)

and the nominating and corporate governance committee aim to identify a diverse group of candidates and believe that no single criterion such as gender or minority status is determinative in obtaining diversity on the Board of Directors.

Director Nomination Procedures

With respect to incumbent members of the Board of Directors, the nominating and corporate governance committee will annually evaluate the current members of the Board of Directors whose terms are expiring and who are willing to continue in service against the criteria described above in determining whether to recommend such directors for re-election.

Director candidates may come to the attention of the nominating and corporate governance committee from current directors, stockholders, officers or other sources. The nominating and corporate governance committee reviews all candidates in the same manner regardless of the source of the recommendation. In March 2016, the nominating and corporate governance committee adopted a formal policy regarding stockholder nominees. The nominating and corporate governance committee will consider recommendations for the nomination of directors submitted by stockholders entitled to vote generally in the election of directors. The nominating and corporate governance committee has not established a minimum number of shares of Common Stock that a stockholder must own in order to recommend a director candidate for consideration, or a minimum length of time during which the stockholder must own its shares of Common Stock, but the nominating and corporate governance committee will take into account the size and duration of a recommending stockholder’s ownership interest in Paycom. The nominating and corporate governance committee will also consider the extent to which the stockholder making the recommendation intends to maintain its ownership interest in Paycom. The nominating and corporate governance committee will only consider recommendations of nominees who satisfy the minimum qualifications prescribed by the nominating and corporate governance committee for Board of Directors candidates, including that a director must represent the interests of all stockholders and not serve for the purpose of favoring or advancing the interests of any particular stockholder group or other constituency. The nominating and corporate governance committee will only consider recommendations submitted in compliance with our amended and restated bylaws (as the same may be amended from time to time) and any procedural requirements adopted by the nominating and corporate governance committee and disclosed in this proxy statement.

Communications with the Board of Directors

Any stockholder or other interested party who desires to communicate with the Board of Directors, a committee of the Board of Directors, the non-management/independent directors, the lead independent director or other individual director may do so by writing to such director or group of directors at: Paycom Software, Inc., 7501 W. Memorial Road, Oklahoma City, OK 73142, Attn: Legal Department.

The communication must prominently display the legend “BOARD COMMUNICATION” in order to indicate to the Legal Department that it is a communication for the Board of Directors. Upon receiving such a communication, the Legal Department will promptly forward the communication to the relevant individual or group to which it is addressed. The Board of Directors has requested that certain items that are unrelated to its duties and responsibilities should be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements.

The Legal Department will not forward any communication determined in its good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable. The Legal Department will maintain a list of each communication that was not forwarded because it was determined to be frivolous. Such list is delivered to the Board of the Directors at its quarterly meetings. In addition, each communication subject to this policy that was not forwarded because it was determined by the Legal Department to be frivolous is retained in our files and made available at the request of any member of the Board of Directors to whom such communication was addressed.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other principal executive and senior officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on our website at investors.paycom.com. Our

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Corporate Governance (continued)

Code of Business Conduct and Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. The information contained on, or accessible from, our website is not part of this proxy statement by reference or otherwise. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website.

Hedging Policy

Our insider trading policy requires that any employee, executive officer or director wishing to enter into any hedging or similar transaction with respect to our securities must pre-clear such transaction with our Chief Financial Officer at least two weeks prior to, and must provide justification for, the proposed transaction.

Director Compensation

Overview and Philosophy

The Board of Directors believes that each director who is not employed by us (whom we refer to as non-employee directors) should be compensated through a mix of cash and equity-based compensation, which is awarded in the form of restricted stock. The compensation committee, consisting entirely of independent directors, has primary responsibility for reviewing and considering any revisions to director compensation. Periodically, the committee has reviewed director compensation with assistance from its independent compensation consultant, including conducting benchmarking against the Company’s peer group to help assess the appropriateness and competitiveness of our non-employee director compensation program. The Board of Directors reviews the compensation committee’s recommendations, discussing those recommendations among themselves, and determines the amount of director compensation. Historically our philosophy is to align target total non-employee director compensation, including cash and equity, to be in a competitive range of our peer group.

Because Mr. Richison serves as our President and Chief Executive Officer, he did not receive additional compensation for his service as a director in 2019 (including for his service as Chairman of the Board of Directors). See “Compensation of Executive Officers—Summary Compensation Table for Fiscal Years Ended December 31, 2019, 2018 and 2017” for additional information regarding the compensation paid to Mr. Richison during 2019. None of our executive officers had a role in determining or recommending the amount or form of non-employee director compensation, other than Mr. Richison in his capacity as a member of the Board of Directors.

Director Compensation in 2019

In 2019, the compensation package for non-employee directors consisted of (i) annual compensation for service as a director and as a member or chairperson of any committee(s), payable in cash in four quarterly installments (the “Director Cash Compensation”), and (ii) an award under the LTIP of restricted stock with an aggregate fair market value equal to $225,000 (based on the closing price of the Common Stock on the date of grant) (the “Director Equity Compensation”). All directors are also entitled to reimbursement for their reasonable out-of-pocket expenditures incurred in connection with their service.

The Director Cash Compensation amounts for 2019 are set forth in the table below.

Recipient(s)	Annual Cash Compensation ($)
Non-employee directors	75,000
Lead independent director	20,000
Audit committee chairperson	10,000
Audit committee members (excluding chairperson)	7,500
Compensation committee chairperson	5,000
Compensation committee members (excluding chairperson)	4,000
Nominating and corporate governance committee chairperson	5,000
Nominating and corporate governance committee members (excluding chairperson)	4,000

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2020 PROXY STATEMENT

Corporate Governance (continued)

With respect to Director Equity Compensation, the shares of restricted stock were granted on the date of the 2019 annual meeting of stockholders and are scheduled to cliff-vest on the seventh (7th) day following the first (1st) anniversary of the 2019 annual meeting, provided that the non-employee director is providing services to the Company through the applicable vesting date.

The following table provides information regarding compensation paid to each non-employee director during 2019.

Name	Fees Earned or Paid in Cash ($)		Stock Awards(1) ($)	Total ($)
Jason D. Clark	87,500	(2)	224,973	312,473
Henry C. Duques	86,500	(3)	224,973	311,473
Janet B. Haugen	87,375	(4)	224,973	312,348
Robert J. Levenson	87,500	(5)	224,973	312,473
Frederick C. Peters II	110,125	(6)	224,973	335,098
J.C. Watts, Jr.	83,000	(7)	224,973	307,973
(1)

Amounts shown represent the aggregate grant date fair value of Director Equity Compensation, computed in accordance with ASC 718, with the exception that the amounts shown assume no forfeitures. A discussion of the assumptions used in the calculation of these amounts is included in Note 11, “Stockholders’ Equity and Stock-Based Compensation” in the annual consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 (the “Form 10-K”) filed with the SEC on February 13, 2020. For purposes of the Director Equity Compensation, we did not issue any fractional shares and, as a result, the aggregate grant date fair value of each director’s award is slightly less than $225,000.

(2)

Represents the aggregate Director Cash Compensation paid to Mr. Clark for his service as a director, member of the audit committee and chairperson of the compensation committee for the entire 2019 fiscal year.

(3)	Represents the aggregate Director Cash Compensation paid to Mr. Duques for his service as a director and member of the compensation and audit committees for the entire 2019 fiscal year.
(4)

Represents the aggregate Director Cash Compensation paid to Ms. Haugen for her service as (i) a director for the entire 2019 fiscal year, (ii) a member of the audit committee from the beginning of 2019 through April 2019 and (iii) chairperson of the audit committee and a member of the compensation committee from April 2019 through the end of the year.

(5)

Represents the aggregate Director Cash Compensation paid to Mr. Levenson for his service as a director, member of the audit committee and chairperson of the nominating and corporate governance committee for the entire 2019 fiscal year.

(6)

Represents the aggregate Director Cash Compensation paid to Mr. Peters for his service as (i) a director, lead independent director and member of the nominating and corporate governance committee for the entire 2019 fiscal year, (ii) chairperson of the audit committee from the beginning of 2019 through April 2019 and (iii) a member of the audit and compensation committees from April 2019 through the end of the year.

(7)

Represents the aggregate Director Cash Compensation paid to Mr. Watts for his service a director and a member of the compensation and nominating and corporate governance committees for the entire 2019 fiscal year.

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2020 PROXY STATEMENT

Corporate Governance (continued)

Director Compensation for 2020

In February 2020, at the request of the compensation committee, the committee’s compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), evaluated the competitiveness of our existing compensation program for non-employee directors. Specifically, Meridian prepared an analysis of our non-employee director compensation program in comparison to the director compensation programs of the peer group companies selected by the compensation committee. Meridian determined that our compensation for members and chairpersons of committees was below the 25th percentile of the peer group. Following its review of the comparative analysis prepared by Meridian, in March 2020, the Board of Directors approved increased annual cash compensation for members and chairpersons of committees. The Director Cash Compensation amounts for 2020 are set forth in the table below.

Recipient(s)	Annual Cash Compensation ($)
Non-employee directors	75,000
Lead independent director	20,000
Audit committee chairperson	25,000
Audit committee members (excluding chairperson)	10,000
Compensation committee chairperson	18,000
Compensation committee members (excluding chairperson)	8,000
Nominating and corporate governance committee chairperson	10,000
Nominating and corporate governance committee members (excluding chairperson)	5,000

In the event that a new non-employee director is appointed to the Board of Directors other than at an annual meeting of stockholders (a “Mid-Term Director”), such Mid-Term Director is entitled to receive (i) the Director Cash Compensation beginning on the first quarterly payment date following his or her appointment and (ii) a partial award of the Director Equity Compensation on the date of his or her appointment, with the aggregate fair market value of such award to be determined based on the timing of such Mid-Term Director’s appointment in relation to the quarterly payment dates for the Director Cash Compensation.

Director Stock Ownership Guidelines

To further align their interests with the long-term interests of stockholders and to promote the Company’s commitment to sound corporate governance, the Board of Directors established minimum stock ownership guidelines for the non-employee directors and executive officers in October 2017. Under these guidelines, each non-employee director is required to own a number of shares of Common Stock (including unvested shares of restricted stock) equal to (i) three times the amount of annual cash compensation payable to each non-employee director for the then-current year, exclusive of any fees payable for service as lead independent director, chair of a committee or service on a committee, divided by (ii) the greater of (x) the closing price of the Common Stock as reported on the NYSE on the trading day immediately preceding the date of calculation and (y) the average closing price of the Common Stock as reported on the NYSE for the 12-month period immediately preceding (and ending on the trading date immediately prior to) the date of calculation. Each non-employee director’s minimum stock ownership requirement is recalculated annually on the date of the annual meeting of stockholders and in connection with any change in the annual cash compensation payable to non-employee directors. Non-employee directors who were serving on the Board of Directors as of October 31, 2017 are required to achieve compliance with these guidelines by October 31, 2022. Non-employee directors elected since October 31, 2017 and future non-employee directors are required to achieve compliance with these guidelines within five years of their election. As of the Record Date, each non-employee director was in compliance with the stock ownership guidelines. A copy of the stock ownership guidelines is available on our website at investors.paycom.com.

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2020 PROXY STATEMENT

Audit Committee Matters

Audit Committee Report

The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended December 31, 2019, which includes our consolidated balance sheets as of December 31, 2019 and December 31, 2018, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2019, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

Review and Discussions with Management

The audit committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

Pursuant to the terms of the audit committee’s charter, the audit committee meets at least once per fiscal quarter or more frequently as it may determine necessary. The audit committee has discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The audit committee has also received written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the audit committee concerning independence and has discussed with Grant Thornton LLP its independence from the Company. The audit committee has also reviewed and discussed the selection, application and disclosure of the critical accounting policies of the Company with Grant Thornton LLP.

Based on the review and discussions referred to above, the audit committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Members of the Audit Committee

Jason D. Clark  |  Henry C. Duques  |  Janet B. Haugen  |  Robert J. Levenson  |  Frederick C. Peters II

Fees to Independent Registered Public Accounting Firm

The following is a summary of the fees billed to us by Grant Thornton LLP for audit services for fiscal 2018 and 2019 as well as for audit-related, tax and other services rendered during the applicable periods (in thousands).

	2019	2018
Audit Fees(1)	$1,254	$716
Audit-Related Fees(2)	—	—
Tax Fees(3)	68	75
All Other Fees(4)	—	—
Total Fees	$1,322	$791

(1)

Audit fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements, including consultations concerning financial reporting in connection with issuances of auditor consents and comfort letters with respect to registration statements filed with the SEC and related securities offerings.

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Audit Committee Matters (continued)

(2)	Grant Thornton LLP did not provide any assurance or related services during the relevant periods that are not otherwise disclosed as audit fees.
(3)

Tax fees consist of fees billed for professional services rendered for tax compliance (including the preparation, review and filing of tax returns), tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance.

(4)	Grant Thornton LLP did not provide any “other services” during the relevant periods.

Policy on Audit Committee Pre-approval of Audit and Non-audit Services Performed by Independent Registered Public Accounting Firm

The audit committee has determined that all services performed by Grant Thornton LLP are compatible with maintaining the independence of Grant Thornton LLP. The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee has delegated authority to its chairperson, Ms. Haugen, to pre-approve any audit or non-audit services to be provided by Grant Thornton LLP, provided that (i) the fees for such services do not exceed $250,000 in the aggregate, (ii) any matters approved by the chairperson under such delegated authority must be presented to the full audit committee at its next scheduled meeting and (iii) such services must be allowed to be provided by our independent registered public accounting firm under the Sarbanes-Oxley Act of 2002 and SEC rules relating to auditor independence. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process.

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Proposal 2: Ratification of the Appointment of

Our Independent Registered Public Accounting Firm

The audit committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2020. The audit committee and the Board of Directors recommend that you ratify this appointment.

Arrangements have been made for a representative of Grant Thornton LLP to attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and he or she will be available to respond to appropriate stockholder questions.

Vote Required

The approval of Proposal 2 will require the affirmative vote, in person or by proxy, of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2020.

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Management

CHAD RICHISON

Chad Richison, 49, has served as President and Chief Executive Officer since he founded Paycom in 1998. He has also served as a member of our Board of Directors since 1998 and was appointed Chairman of the Board of Directors in August 2016. Mr. Richison began his career in sales with a national payroll and human resources company and a regional payroll company prior to founding Paycom. He received his bachelor’s degree in mass communications—journalism from the University of Central Oklahoma.

CRAIG E. BOELTE

Craig E. Boelte, 56, has served as our Chief Financial Officer since February 2006 and as Treasurer and Secretary since May 2017. Before joining Paycom, Mr. Boelte owned an accounting practice that served Paycom. Prior to that, Mr. Boelte spent nine years at Deloitte & Touche where he served as Senior Tax Manager. Mr. Boelte has over 32 years of experience in the workforce management and HR industry. Mr. Boelte is a member of the Oklahoma Society of CPAs and the American Institute of CPAs. Mr. Boelte received his bachelor’s degree in business administration and master’s degree in accounting from Oklahoma State University.

JEFFREY D. YORK

Jeffrey D. York, 52, has served as our Chief Sales Officer since 2007. Mr. York opened our Dallas location in 2002 prior to joining our corporate executive team. Before joining Paycom, Mr. York was employed by ADP from 1990 to 2002 where he held a variety of sales management positions including Vice President of Sales for the Major Accounts Division. Mr. York earned his M.B.A. from Baylor University and his bachelor’s degree in business administration from Texas Tech University.

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Management (continued)

BRADLEY S. SMITH

Bradley S. Smith, 50, has served as our Chief Information Officer since April 2018. Mr. Smith previously held roles as Paycom’s Director of Software Development from January 2012 to April 2018 and Director of Information Technology from May 2005 to January 2012. Before joining Paycom, Mr. Smith served as Senior Technical Consultant at BearingPoint from October 2003 to May 2005 and as Manager of Software Development and Business Intelligence at Fleming Companies, Inc. from May 1995 to October 2003. Mr. Smith has over 29 years of information technology and software development experience. He earned his bachelor’s degree in management information systems from Oklahoma State University.

JON D. EVANS

Jon D. Evans, 54, has served as our Chief Operating Officer since April 2018. Prior to his role as Chief Operating Officer, Mr. Evans previously held roles as Paycom’s Senior Executive Vice President of Operations from March 2017 to April 2018, Executive Vice President of Accounting from December 2016 to March 2017 and Director of Accounting from December 2014 to December 2016. Before joining Paycom, Mr. Evans served as the Chief Operating Officer of Chickasaw Nation Industries-Commercial, Inc., a holding company with businesses in multiple industries including business support services, defense logistics and manufacturing, from March 2011 to December 2014. Mr. Evans has over 33 years of senior financial and operations management experience. He earned his bachelor’s degree in business administration from Oklahoma State University.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program for the following persons:

Chad Richison, President and Chief Executive Officer
Craig E. Boelte, Chief Financial Officer
Jeffrey D. York, Chief Sales Officer
Bradley S. Smith, Chief Information Officer(1)
Jon D. Evans, Chief Operating Officer(1)
(1)

Each of Messrs. Smith and Evans was appointed as an executive officer in April 2018. Accordingly, compensation information for Messrs. Smith and Evans is presented only for the years ended December 31, 2019 and 2018.

In this Compensation Discussion and Analysis and the accompanying compensation tables, we refer to the executive officers listed above as our named executive officers (“NEOs”). This Compensation Discussion and Analysis provides an overview of the elements and philosophy of our executive compensation program as well as how and why the compensation committee and our Board of Directors make specific compensation decisions and policies with respect to the NEOs.

Executive Summary

2019 Financial and Business Highlights

We are committed to achieving long-term, sustainable growth and increasing stockholder value. As evidenced by our strong financial results, our momentum and success continued in 2019. We recognize that our talented and experienced management team is critical to our ability to maintain our momentum and to continue to pursue our strategic objectives. They have been instrumental in our ability to further the innovation of our software and drive client adoption while continuing to make our clients successful in today’s rapidly changing business environment. Accordingly, we believe it is important to consider our executive compensation decisions in the context of our financial and operational performance during 2019.

We were also encouraged by the results of the stockholder advisory vote on the compensation of our NEOs held at our 2019 annual meeting. Over 90% of the shares present in person or represented by proxy and entitled to vote on the proposal were voted in favor of our “say-on-pay” resolution at the 2019 annual meeting. We interpreted this strong level of support as affirmation of the structure of our executive compensation program and our approach to making compensation decisions. As a result, we did not make substantive changes to the program design following the 2019 annual meeting.

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Compensation Discussion and Analysis (continued)

Objectives and Components of Compensation

Our compensation committee has determined what it believes to be the appropriate level and mix of the various compensation components for our NEOs. The specific objectives of our executive compensation program are to:

•	reward the achievement of our strategic objectives, including financial growth;

•	drive the continued development of our successful and profitable business;

•	motivate, reward and retain highly qualified executives who are important to our success;

•	recognize strong performers by offering cash performance-based incentive compensation and equity awards that reward contributions to our overall success; and

•	align the interests of our NEOs with those of our stockholders and, in doing so, create value for our stockholders.

The table below summarizes how the various components of our executive compensation program are designed to achieve these objectives.

Compensation Component	Objectives
Base salary	To compensate NEOs for services rendered during the fiscal year and to recognize their experience, skills, knowledge and responsibilities
Performance-based cash bonuses	To emphasize pay-for-performance and to reward NEOs for the achievement of specified performance criteria
Equity incentive awards	To incentivize and reward NEOs for long-term retention and corporate performance based on our enterprise value and, consequently, to align their interests with those of our stockholders
Retirement benefits	To compensate NEOs for services rendered during the fiscal year and to recognize their experience, skills, knowledge and responsibilities
Perquisites and personal benefits	To compensate NEOs for services rendered during the fiscal year and to recognize their experience, skills, knowledge and responsibilities

Summary of Key 2019 Compensation Actions

The following is a summary of the material compensation decisions made by our compensation committee for 2019:

•	increased NEOs’ salaries;

•

paid cash bonuses to our NEOs pursuant to the Paycom Software, Inc. Annual Incentive Plan (as amended from time to time, the “Annual Incentive Plan”) based on the achievement of pre-established Company goals related to revenue growth, annual revenue retention rate and adjusted EBITDA; and

•	granted awards under the LTIP to our NEOs consisting of a mix of restricted stock subject to time-based vesting conditions and restricted stock subject to market-based vesting conditions.

Additionally, in order to further align our NEOs’ compensation with the Company’s performance, in January 2020 the compensation committee granted awards under the LTIP to our NEOs consisting entirely of restricted stock subject to market-based vesting conditions only.

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Compensation Discussion and Analysis (continued)

Compensation Philosophy

As we pursue our strategic objectives, we must continuously develop and refine our solution to stay ahead of our clients’ needs and challenges, which requires a talented and experienced management team. Our compensation committee, with input from management and the committee’s compensation consultant, has developed an executive compensation program that we believe is designed to (i) motivate, reward and retain our leaders, (ii) support our strategic objectives, including long-term, sustainable growth and increasing stockholder value, and (iii) encourage strong financial performance on an annual and long-term basis, in each case without encouraging excessive or inappropriate risk taking.

Compensation Review and Determination

Overview

In determining the compensation for each NEO, the compensation committee considered the following factors:

•	our performance in the previous year, based on both financial and non-financial metrics;

•	our growth from the previous year, based on both financial and non-financial metrics;

•	retention considerations;

•	our outlook and operating plan for the upcoming year;

•

the compensation analyses provided by Compensia, the compensation committee’s compensation consultant until October 2019, and Meridian, the compensation committee’s compensation consultant since October 2019;

•	the NEO’s role, responsibilities, and skills;

•	the NEO’s compensation for the previous year;

•	relevant terms of the NEO’s employment agreement, if any;

•	an evaluation of the NEO’s individual performance (see “—Role of Executive Officers”);

•	the proposed compensation packages for the other NEOs (internal pay equity);

•	the size of the aggregate equity pool available for awards for the year and the relative allocation of such pool among the NEOs and the other participants;

•	overall equity dilution and burn rates as well as equity overhang levels;

•	the value of, and expense associated with, proposed and previously awarded equity grants, including the continuing retentive value of past awards; and

•	compensation trends and competitive factors in the market for talent in which we compete.

Role of Compensation Committee

Our compensation committee reviews and approves, or recommends that our Board of Directors approve, the compensation of our NEOs. Among other matters, the compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other NEOs, evaluates the performance of these officers in light of those goals and objectives, and approves all equity awards to our NEOs.

Role of Compensation Consultant

From March 2015 to October 2019, the compensation committee engaged Compensia to provide input, analysis, and advice about our compensation programs for executives and non-employee directors, including compensation philosophy and design, peer group data, competitive positioning and equity compensation practices. In October 2019, the compensation committee terminated its engagement with Compensia and engaged Meridian to serve as its compensation consultant going forward. This change was not as a result of any difference of opinion between the compensation committee and Compensia, but rather as a part of a regular evaluation process intended to provide the compensation committee with diverse and new perspectives with respect to its compensation programs. The compensation committee

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Compensation Discussion and Analysis (continued)

selected Meridian as its compensation consultant based on, among other things, Meridian’s reputation and substantial insight and experience with executive compensation programs in our industry. Compensia previously reported, and Meridian now reports, directly to the compensation committee and neither firm performed work for Paycom in 2019 except under its engagement by the compensation committee. After reviewing and considering the factors set out by the applicable rules and regulations of the SEC and NYSE regarding the independence of compensation advisors, the compensation committee determined that both Compensia and Meridian are independent and their work in 2019 did not raise any conflicts of interest.

Role of Executive Officers

On an annual basis, we evaluate each NEO’s performance for the prior year. Our Chief Executive Officer, Mr. Richison, evaluates each NEO other than himself, with input from others within the Company. The evaluation focuses on the achievement of stated corporate and individual goals and performance criteria and the amount of contributions made to Paycom. This process leads to a recommendation from the Chief Executive Officer to the compensation committee with respect to the cash compensation of each NEO (other than himself) as well as whether or not equity incentive awards should be granted. The compensation committee determines the Chief Executive Officer’s cash compensation (without his input), as well as whether or not equity incentive awards should be granted to him.

Compensation Mix

The charts below provide the compensation mix for our NEOs in 2019. As shown in these charts, we emphasize performance-based, at-risk compensation. In 2019, approximately 54% of our Chief Executive Officer’s total compensation was tied to performance, including approximately 48% that was delivered in the form of restricted stock that was designed to vest upon our “total enterprise value” reaching certain predetermined thresholds, which we refer to as “market-based” vesting conditions. For information regarding the determination of “total enterprise value,” see “—Long-Term Incentive Compensation—Restricted Stock Awards.” On average, approximately 53% of the total compensation for each of our other NEOs was tied to performance in 2019, including an average of approximately 40% that was delivered in the form of restricted stock that was subject to market-based vesting conditions. In addition, in 2019 approximately 39% of the total compensation for our Chief Executive Officer and approximately 33% of the total compensation for each of our other NEOs was delivered in the form of restricted stock that is subject to time-based vesting conditions. The overall design of our compensation program is intended to support a strong pay-for-performance culture and encourage longevity, sustained performance and retention of our NEOs, resulting in a dynamic compensation mix that aims to ensure alignment between the interests of our NEOs and the interests of our stockholders.

We do not have a pre-established policy or target for the allocation between cash and non-cash compensation nor for the allocation between short-term and long-term incentive compensation for our NEOs. Rather, the compensation committee relies on each committee member’s knowledge and experience, as well as information provided by management and the committee’s compensation consultant, to determine the appropriate level and mix of compensation. Ultimately, our

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Compensation Discussion and Analysis (continued)

objective is to provide our NEOs with reasonable, competitive base salaries and the opportunity to earn additional compensation through short-term and long-term performance-based incentives, which are designed to produce a targeted level of performance.

Our NEOs receive cash compensation in the form of base salary and bonuses, with bonuses representing a short-term incentive component of our NEO compensation packages. In 2019, we determined and paid bonuses to each of our NEOs pursuant to the Annual Incentive Plan. See “—Cash Compensation—Annual Incentive Plan.”

We believe equity awards serve as an important motivational and retentive component of an NEO’s overall compensation package. Following our IPO, each of Messrs. Richison, Boelte and York held a significant amount of restricted stock subject to time-based vesting conditions. These shares were issued to replace equity awards that were cancelled in connection with a pre-IPO corporate reorganization. Accordingly, given that a significant portion of our executive officers’ restricted stock holdings were subject to time-based vesting conditions, from our IPO until 2017 all equity awards to executive officers were subject to market-based vesting conditions only. As the executive officers’ pre-IPO restricted stock awards vested and began to represent a smaller portion of our executive officers’ restricted stock holdings, in 2017 the compensation committee added a time-based component to our executive officers’ restricted stock awards. In 2019, approximately 45% of the value of the equity awards made to our NEOs consisted of restricted stock subject to time-based vesting conditions.

Due to the market-based vesting conditions for a majority of the NEOs’ equity awards and the performance criteria for Annual Incentive Plan or other bonuses, a significant portion of our NEOs’ compensation is linked to our financial and operational performance as well as our enterprise value. We believe this structure challenges our executives to increase stockholder value and compensates them to the extent that the specified results are achieved. In addition, we believe that the time-based vesting conditions for a portion of our equity awards give our NEOs an incentive to deliver stockholder value over the long-term and creates an additional immediate alignment with stockholder interests.

Timing

At least on an annual basis, our compensation committee reviews and evaluates each NEO’s base salary, with input from our Chief Executive Officer (except with respect to his own compensation). Based on historical practices and our performance review cycle for all employees, salary increases, if any, are typically effective as of July 1st of a given year. Nonetheless, as discussed under “—Cash Compensation—Base Salary” below, our NEOs’ base salaries were adjusted several times during 2019.

With respect to cash bonuses, the Annual Incentive Plan requires that the compensation committee set performance goals within the first 90 days of a performance period. Following the end of a performance period and our receipt of the independent auditor’s report with respect to financial statements for the applicable fiscal year, the compensation committee must certify the extent to which the performance goals were achieved as well as the calculation and determination of the incentive compensation to be paid to each participant under the Annual Incentive Plan.

With respect to equity compensation, the compensation committee determines whether and when to grant awards to NEOs based on its evaluation of the various factors discussed under “—Long-Term Incentive Compensation—Restricted Stock Awards” below.

Peer Group Data

The compensation committee uses peer group data as a point of reference for designing our compensation programs and setting compensation levels. In December 2018, the compensation committee reviewed comparative executive compensation data from a group of companies identified based on the selection criteria described below. The compensation committee does not use peer group data as a single determinative factor, but rather as an external check to verify that our executive compensation programs are reasonable and competitive.

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Compensation Discussion and Analysis (continued)

In developing the peer group, the compensation committee sought to include U.S.-headquartered companies within a similar industry and of a similar size as the Company. In particular, the compensation committee targeted software companies with comparable Software-as-a-Service business models and business software applications. The peer group companies were also identified based on the following financial criteria:

Selection Criteria	Peer Group Target Financial Criteria
Revenue (12-month period)	$250 million—$1 billion
Market Capitalization	$2.8 billion—$25.1 billion

Further, the compensation committee targeted companies with high revenue growth. Potential peer group companies were evaluated based on the most recent data available as of October 2018. Companies that did not satisfy all of the selection criteria were nonetheless eligible to be included in the peer group based on alignment across all factors. With the assistance of Compensia, the compensation committee ultimately identified the following peer group, consisting of 20 companies:

ANSYS, Inc.	Okta, Inc.
Aspen Technology, Inc.	Paylocity Holding Corporation
Ceridian HCM Holding Inc.	Proofpoint, Inc.
Cornerstone OnDemand, Inc.	RealPage, Inc.
CoStar Group, Inc.	RingCentral, Inc.
DocuSign, Inc.	Splunk Inc.
Dropbox, Inc.	The Trade Desk, Inc.
Fair Isaac Corporation	Tyler Technologies, Inc.
Guidewire Software, Inc.	The Ultimate Software Group, Inc.
HubSpot, Inc.	Zendesk, Inc.

Cash Compensation

Base Salary

We provide base salaries to our NEOs to compensate them for services rendered during the fiscal year and to recognize their experience, skills, knowledge and responsibilities. During 2019, each of Messrs. Richison, Boelte and York was party to an employment agreement that sets forth a minimum base salary. No formulaic base salary increases are provided to such NEOs pursuant to the terms of their employment agreements. At least on an annual basis, our compensation committee reviews and evaluates, with input from our Chief Executive Officer (except with respect to his own compensation), the need for adjustment of the base salaries of our NEOs. The table below provides information regarding the base salary for each of our NEOs.

Name	Current Base Salary ($)		2019 Base Salary ($)		2018 Base Salary(9) ($)	% Change Current vs. 2019	% Change 2019 vs. 2018
Chad Richison	711,361	(1)	680,728	(6)	654,546	5%	4%
Craig E. Boelte	448,000	(2)	357,531	(6)	343,780	25%	4%
Jeffrey D. York	545,000	(3)	450,465	(6)	433,140	21%	4%
Bradley S. Smith(10)	437,000	(4)	312,000	(7)	300,000	40%	4%
Jon D. Evans(10)	425,000	(5)	300,300	(8)	288,750	42%	4%
(1)	Reflects base salary in effect as of June 24, 2019.
(2)	Reflects base salary in effect as of November 25, 2019. From June 24, 2019 to November 24, 2019, Mr. Boelte’s base salary was $373,620, representing a 5% increase from his prior base salary.

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Compensation Discussion and Analysis (continued)

(3)	Reflects base salary in effect as of November 25, 2019. From June 24, 2019 to November 24, 2019, Mr. York’s base salary was $470,736, representing a 5% increase from his prior base salary.
(4)	Reflects base salary in effect as of November 25, 2019. From June 24, 2019 to November 24, 2019, Mr. Smith’s base salary was $362,000, representing an 11% increase from his prior base salary.
(5)	Reflects base salary in effect as of November 25, 2019. From June 24, 2019 to November 24, 2019, Mr. Evans’s base salary was $350,300, representing an 11% increase from his prior base salary.
(6)	Reflects base salary in effect from July 1, 2018 through June 23, 2019.
(7)	Reflects base salary in effect from July 1, 2018 through March 28, 2019. From March 29, 2019 to June 23, 2019, Mr. Smith’s base salary was $325,000, representing a 4% increase.
(8)	Reflects base salary in effect from July 1, 2018 through March 28, 2019. From March 29, 2019 to June 23, 2019, Mr. Evans’s base salary was $315,000, representing a 5% increase.
(9)	Reflects base salary in effect from July 1, 2017 through June 30, 2018.
(10)	Each of Messrs. Smith and Evans became an executive officer in April 2018.

Consistent with our historical approach to base salary adjustments, Mr. Richison’s base salary was increased in June 2019. The base salary for each NEO other than Mr. Richison was adjusted more than once during 2019. Specifically, the base salaries for Messrs. Smith and Evans were increased in March 2019, June 2019 and November 2019, and the base salaries for Messrs. Boelte and York were increased in June 2019 and then again in November 2019. These salary increases were determined based on the compensation committee’s review (with input from Compensia and Meridian) of compensation data regarding each NEO’s salary relative to the salaries of named executive officers of peer group companies, as well as a general evaluation of competitive external market conditions for recruiting and retaining executive talent. Prior to these salary increases, the base salaries for each of Messrs. Smith and Evans were below the 10th percentile for comparable roles at peer group companies and Mr. Boelte’s base salary was around the 20th percentile among chief financial officers of the peer group companies.

Annual Incentive Plan

Overview. Our stockholders approved the Annual Incentive Plan at the 2015 annual meeting. The purpose of the Annual Incentive Plan is to advance our interests and the interests of our stockholders by (i) providing certain employees, including the NEOs, with incentive compensation that is tied to the achievement of pre-established, objective performance goals, (ii) identifying and rewarding superior performance and providing competitive compensation to attract, motivate and retain employees who have outstanding skills and abilities, and who achieve superior performance, and (iii) fostering accountability and teamwork throughout Paycom. The Annual Incentive Plan is intended to provide incentive compensation and is intended to comply with, or be exempt from, the requirements of Section 409A of the Internal Revenue Code, as amended (the “Code”). The Annual Incentive Plan is administered by the compensation committee.

Participation in the Annual Incentive Plan is limited to those employees who are designated by the compensation committee (or by an officer who is duly authorized by the compensation committee). For each period selected by the compensation committee for payment of incentive compensation, referred to as a “performance period,” the compensation committee must (i) approve the participants eligible to receive performance-based awards under the Annual Incentive Plan, (ii) notify (or direct management to notify) each such participant in writing concerning his or her selection, (iii) select performance goals that are to be used for each participant and (iv) establish, in terms of an objective formula or standard for each participant, the amount of each award that may be earned if the threshold, target, and maximum achievement levels for each performance goal are achieved.

Awards under the Annual Incentive Plan are made based upon achievement of performance goals (consisting of individual performance goals, business unit performance goals, and/or company performance goals) relating to one or more “performance criteria,” such as revenues, revenue budget growth, customer growth, earnings per share, adjusted EBITDA (which we define as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any), loss on early repayment of debt, and the change in fair value of our interest rate swap) and annual revenue retention rate, among others.

2019 Performance Criteria. For purposes of the performance period that commenced January 1, 2019 and ended December 31, 2019, the compensation committee determined that each of Messrs. Richison, Boelte, York, Smith and

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Compensation Discussion and Analysis (continued)

Evans would be eligible to receive performance-based awards under the Annual Incentive Plan. The awards granted to Messrs. Richison, Boelte and York under the Annual Incentive Plan for the 2019 performance period were determined based on the Company’s achievement of specified revenue goals, but subject to downward adjustment if the Company’s adjusted EBITDA fell below a specified target. The awards granted to Messrs. Smith and Evans under the Annual Incentive Plan for the 2019 performance period were determined based on the Company’s achievement of specified annual revenue retention rate goals. The compensation committee established performance goals based on revenue, adjusted EBITDA and annual revenue retention rate because it believes such metrics correlate to long-term stockholder value creation and are important to our investors.

With respect to Messrs. Richison, Boelte and York, the table below sets forth (i) the revenue amounts and growth rates that were established as the threshold, target and maximum achievement levels for the 2019 performance period and (ii) the payout percentage at each achievement level (the “Revenue Payout Percentage”).

Achievement Level	Total Revenues ($MM)	Revenue Growth (2019 vs. 2018)	Revenue Payout Percentage
Threshold Achievement	566.3	0.0%	0.0%
Target Achievement	711.0	25.6%	100.0%
Maximum Achievement	724.0	27.8%	200.0%

The Revenue Payout Percentage was not limited to the specific figures shown in the table above and, to the extent that our total revenues fell between threshold achievement and target achievement, the Revenue Payout Percentage was to be determined on the basis of straight-line interpolation applied on the change in performance between such achievement levels, such that the Revenue Payout Percentage would increase approximately 1.447% for each $1.0 million of revenue growth over $566.3 million of total revenues for the 2019 performance period (i.e., there would be a 100% increase in Revenue Payout Percentage over the $144.7 million interval of revenue growth between threshold achievement and target achievement). To the extent that our total revenues fell between target achievement and maximum achievement, the Revenue Payout Percentage would increase 8.0% for each $1.0 million of revenue growth over $711.0 million, up to $723.0 million, and 4.0% for the $1.0 million increment of revenue between $723.0 million and $724.0 million. For the 2019 performance period, the Revenue Payout Percentage was subject to downward adjustment by 5.0% for every $2.0 million (whole) that the Company’s adjusted EBITDA for the year ended December 31, 2019 fell below $289.0 million, provided that the Revenue Payout Percentage could not be reduced by more than 75.0%.

With respect to Messrs. Smith and Evans, the table below sets forth (i) annual revenue retention rates that were established as the threshold, target and maximum achievement levels for the 2019 performance period and (ii) the payout percentage at each achievement level (the “Retention Payout Percentage”).

Achievement Level	Annual Revenue Retention Rate	Retention Payout Percentage
Threshold Achievement	90%	70.0%
Target Achievement	93%	100.0%
Maximum Achievement	100%	170.0%

The Retention Payout Percentage was not limited to the specific figures shown in the table above and would increase 10.0% for each 1.0% (whole) increase in the annual revenue retention rate above 90%. There was no increase in the Retention Payout Percentage for increases in the annual revenue retention rate in increments of less than 1.0%.

In addition to establishing threshold, target and maximum achievement levels, the compensation committee established a target bonus percentage for each participant, which was expressed as a percentage of the participant’s base salary. For the 2019 performance period, the compensation committee set the target bonus percentage at 100% for each of Messrs. Richison, Boelte, Smith and Evans and at 75% for Mr. York. The amount payable to a participant under the Annual Incentive Plan for 2019 was determined by multiplying (i) the Revenue Payout Percentage or Retention Payout Percentage, as applicable, by (ii) the participant’s target bonus percentage, by (iii) the participant’s base salary.

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Compensation Discussion and Analysis (continued)

2019 Annual Incentive Plan Bonuses. Total revenues for the year ended December 31, 2019 were $737.7 million, representing 30.3% growth year-over-year. This revenue growth exceeded the maximum achievement level established by the compensation committee for the 2019 performance period and, based on the methodology described above, the Revenue Payout Percentage for Messrs. Richison, Boelte and York was 200.0%. Adjusted EBITDA for the 2019 performance period exceeded $289.0 million and, as such, there was no downward adjustment of the Revenue Payout Percentage. Annual revenue retention rate for the year ended December 31, 2019 was 93%. Accordingly, based on the methodology described above, the Retention Payout Percentage for Messrs. Smith and Evans was 100.0%. The table below sets forth (i) the potential amounts payable to each of the NEOs under the Annual Incentive Plan based on achieving the threshold, target or maximum achievement level for the 2019 performance period and (ii) the actual amount paid to each such NEO for the 2019 performance period. We paid cash bonuses under the Annual Incentive Plan for the 2019 performance period in the first quarter of 2020.

Name	Threshold ($)	Target ($)	Maximum ($)	Actual Amount Paid ($)
Chad Richison	—	680,728	1,361,456	1,361,456
Craig E. Boelte	—	357,531	715,062	715,062
Jeffrey D. York	—	337,849	675,698	675,698
Bradley S. Smith	218,400	312,000	530,400	312,000
Jon D. Evans	210,210	300,300	510,510	300,300

Recoupment for Restatements

The Annual Incentive Plan provides that in the event of a restatement of our financial statements, the compensation committee may recoup all or any portion of any incentive compensation paid under the Annual Incentive Plan to the extent that the amount of the incentive compensation based on such restated financial statements would have been lower.

Long-Term Incentive Compensation

Overview

We believe that equity awards provide our NEOs with a strong link to our performance, create an incentive to achieve long-term performance goals and objectives and more closely align the interests of our NEOs and our stockholders. In 2014, we adopted the LTIP, which allows us to grant an array of equity-based incentive awards to our NEOs and other employees, contractors and outside directors. The purpose of the LTIP is to increase the interests of recipients of awards under the LTIP in our welfare, advance our interests by attracting and retaining qualified employees, outside directors and other persons providing services to us and provide a means through which we may attract able persons as employees, contractors and outside directors.

Restricted Stock Awards

Historically, we have granted restricted stock awards to our NEOs under the LTIP. The compensation committee, in consultation with its compensation consultant, determines the timing, number of shares of restricted stock and type of vesting conditions for awards to NEOs based on its evaluation of the following factors, among others:

•	recent vesting events;

•	value of equity awards that have previously vested;

•	value of and vesting conditions for unvested equity awards that remain outstanding;

•	general market and economic conditions;

•	our need to motivate and/or re-incentivize NEOs in light of changes in the competitive environment; and

•	trends among our competitors and peers with respect to equity compensation practices.

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2020 PROXY STATEMENT

Compensation Discussion and Analysis (continued)

The compensation committee recognizes that time-based awards are an important retention tool, providing an incentive for our NEOs to stay with Paycom. The compensation committee also believes that restricted stock awards with market-based vesting conditions, which link compensation with the value created for our stockholders, are an essential part of a comprehensive equity compensation package for our NEOs. We believe that the combination of equity awards with market-based and time-based vesting conditions provides a balanced approach to our compensation mix, emphasizing the creation of value for stockholders while also encouraging longevity, sustained performance and retention of our NEOs.

From our IPO until 2017, all equity awards granted to executive officers were subject to market-based vesting conditions only. In 2017, as the executive officers’ pre-IPO time-based restricted stock awards vested and began to represent a smaller portion of the executive officers’ restricted stock holdings, the compensation committee added a time-based component to the executive officers’ equity-based compensation. The compensation committee determined that it was appropriate to continue this practice for purposes of 2018 and 2019 equity awards and, in January 2018 and January 2019, granted shares of restricted stock to the NEOs that were subject to both time-based and market-based vesting conditions. The compensation committee also determined that, based on a review of the factors described above, it was appropriate for (i) each of Messrs. Richison, Boelte and York to receive the same number of shares of restricted stock in January 2019 as he received in January 2018 and (ii) each of Messrs. Smith and Evans, who were not NEOs in January 2018, to receive a greater number of shares of restricted stock in January 2019 than in January 2018 in light of their increased responsibilities and contributions. These restricted stock awards are governed by the terms of restricted stock award agreements that set forth the specific vesting conditions and terms regarding delivery of shares of Common Stock underlying the awards.

Shares subject to time-based vesting conditions represented approximately 45% of the value of the 2019 LTIP awards to the NEOs. The time-based shares of restricted stock issued to the NEOs are scheduled to vest in three equal tranches over a period of approximately three years.

Shares subject to market-based vesting conditions represented approximately 55% of the value of the 2019 LTIP awards to the NEOs, with 50% of such market-based shares vesting upon the Company’s total enterprise value reaching $8.65 billion and the remaining 50% of such market-based shares vesting upon the Company’s total enterprise value reaching $9.35 billion. “Total enterprise value” is defined in the restricted stock award agreements and is generally calculated based on the product of the average price of our Common Stock measured over 20 consecutive trading days and the number of shares outstanding (subject to certain adjustments), plus the principal amount of our outstanding funded indebtedness as of the most recent month-end, less the aggregate amount of our cash and cash equivalents as of such date. As discussed above in “—Compensation Review and Determination—Compensation Mix,” our use of equity awards as part of our performance-based compensation program challenges our executives to increase stockholder value and compensates them to the extent that the specified result is achieved. In February 2019, our total enterprise value reached both of the targets for the market-based restricted stock granted to the NEOs in January 2019.

Upon a change in control (as defined in the LTIP), 100% of the shares of restricted stock not previously vested will vest if the award is not assumed by the surviving entity. Upon an NEO’s termination of service (as defined in the LTIP) as a result of his death or total and permanent disability (as defined in the LTIP), all shares of restricted stock not previously vested will immediately become vested in full. With respect to Mr. Richison only, if we terminate his employment without cause (as defined in his employment agreement), all unvested shares of restricted stock subject to market-based vesting conditions will remain outstanding and eligible for vesting for one year following such termination of employment, and any shares of restricted stock that do not become vested within the one-year period immediately following the termination will be immediately forfeited and will cease to be outstanding.

Each NEO has all rights of a stockholder of the Company with respect to his shares of restricted stock, including the right to vote the shares and the right to receive any dividends thereon. With respect to restricted stock awards granted since 2016, any cash dividends paid with respect to unvested shares of restricted stock will vest as the related restricted stock vests and will be paid to the NEO on the date the related restricted stock becomes vested.

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2020 PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Insider Trading Policy

Our insider trading policy includes a prohibition on short sales involving our Common Stock and requires that any employee (including the NEOs) or director wishing to enter into any hedging or similar transaction with respect to our securities must pre-clear such transaction with our Chief Financial Officer at least two weeks prior to, and must provide justification for, the proposed transaction.

Other Compensation Components and Considerations

Retirement Benefits

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. We maintain broad-based benefits that are provided to all employees, including medical, dental, group life insurance, accidental death and dismemberment insurance, long- and short-term disability insurance, and a 401(k) plan. Our NEOs are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. The compensation committee in its discretion may revise, amend or add to an NEO’s benefits and perquisites if it deems it advisable.

We maintain a 401(k) plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Code Section 401 so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to a statutory limit, which was $18,000 for 2017, $18,500 for 2018 and $19,000 for 2019. Participants who are at least 50 years old can also make “catch-up” contributions, which in each of 2017, 2018 and 2019 was limited to an additional $6,000 above the statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee, subject to participants’ ability to give investment directions by following certain procedures. We provide matching contributions under our 401(k) plan equal to 100% of the first 1% of employees’ salary deferrals and 50% of employees’ salary deferrals between 2% and 6%, up to a maximum matching contribution of 3.5% of the salary deferrals for our employees. Our 401(k) plan also permits us to make discretionary contributions, and all of our contributions are subject to established limits and a vesting schedule.

We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans.

Perquisites and Other Personal Benefits

We provided our NEOs with perquisites and other personal benefits in 2017, 2018 and 2019 that the compensation committee believed were reasonable and consistent with our overall compensation program. All of our NEOs are entitled to participate in a supplemental medical plan that provides for visits and benefits with private physicians and health professionals. Messrs. Richison, Boelte and York each receive a monthly automobile allowance. We also pay country club dues on behalf of Mr. Richison.

Our compensation committee has also authorized personal security services for Mr. Richison. We do not consider these security measures to be a personal benefit, but rather reasonable and necessary expenses for the benefit of Paycom.

We lease a corporate aircraft for private air travel. Pursuant to his employment agreement, Mr. Richison is entitled to up to 75 hours per year of non-Company use of the corporate aircraft. Further, to fulfill his duties as Chief Executive Officer, Mr. Richison frequently uses the corporate aircraft when he travels on business. Such use of the corporate aircraft enhances Mr. Richison’s security and reduces his travel time, which allows him to devote more time to work matters while maintaining the confidentiality of such matters during travel. In light of the increased security and efficiency, we believe such use is appropriate as part of a competitive compensation package.

On limited occasions, we also allow other NEOs to use the corporate aircraft for business travel. If space allows, we may permit the NEOs to bring family members or guests along on the trip. Because we pay for such business travel based on the flight hours regardless of the passenger load, the aggregate incremental cost to us for the additional passengers is de minimis.

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2020 PROXY STATEMENT

Compensation Discussion and Analysis (continued)

In December 2019, the compensation committee approved the payment of filing fees and related tax gross-ups incurred in connection with filings by Messrs. Boelte and York under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the “HSR Act”). The HSR Act requires that at any time certain individuals will hold more than a specified amount of value in our stock, those individuals generally must make a filing under the HSR Act, unless the individual immediately exercises and sells the shares or another exception applies. The filings for Messrs. Boelte and York were required because, due to stock price appreciation and the acquisition of shares under the LTIP, the dollar value of shares held by Messrs. Boelte and York exceeded certain thresholds established under the HSR Act. Without these filings, Messrs. Boelte and York would not be able to participate in our LTIP and therefore, the compensation committee determined that it was appropriate for the Company to reimburse Messrs. Boelte and York for such expenses.

The compensation committee periodically reviews the levels of perquisites and other personal benefits provided to our NEOs. Attributed costs, if any, of the personal benefits described above for the NEOs for the years ended December 31, 2019, 2018 and 2017 are included in the “All Other Compensation” column in “Compensation of Executive Officers—Summary Compensation Table for Fiscal Years Ended December 31, 2019, 2018 and 2017.”

Change in Control Arrangements

The change in control provisions in our employment agreements with certain NEOs are designed to reward executives for remaining employed with us during a time when their prospects for employment following a change in control may be uncertain. We choose to provide change in control protections to incentivize executives to remain focused on stockholders’ and clients’ interests during the period leading up to, and through, the change in control, and to maintain a stable executive team during the transition process. We believe such provisions are also helpful in retaining executives who may consider opportunities with other companies and may be helpful in the future for purposes of hiring executives from well-compensated positions in other companies. As disclosed under “Compensation of Executive Officers—Employment Agreements and Arrangements,” the employment agreements with Messrs. Boelte and York provide for payments upon the occurrence of a change in control that is followed by a change in the executive officer’s status, reporting, duties or position that represents a demotion or diminution from such executive officer’s prior status, which is also known as a “double-trigger” provision. Mr. Richison’s employment agreement does not provide for any payments upon a change in control. The restricted stock award agreements with each NEO provide that upon a change in control (as defined in the LTIP), 100% of the shares of restricted stock not previously vested will vest if the award is not assumed by the surviving entity. Further, the LTIP provides that upon a change in control, we may cancel all awards granted under the LTIP upon (i) notice and a ten-day period during which the participant is permitted to purchase such shares of Common Stock subject to such awards or (ii) payment to the holder of an amount equal to a reasonable estimate of the difference between the fair market value of a share of stock underlying such award and the price per share of such award to be paid by the participant, multiplied by the number of shares subject to the award.

Stock Ownership Guidelines

The Board of Directors established minimum stock ownership guidelines for the non-employee directors and executive officers in October 2017. Under these guidelines, each executive officer is required to own a number of shares of Common Stock (including unvested shares of restricted stock) equal to (i) a multiple of his base salary in effect at the time of the calculation, divided by (ii) the greater of (x) the closing price of the Common Stock as reported on the NYSE on the trading day immediately preceding the date of calculation and (y) the average closing price of the Common Stock as reported on the NYSE for the 12-month period immediately preceding (and ending on the trading date immediately prior to) the date of calculation. The multiple for the Chief Executive Officer is six times his base salary and the multiple for each other executive officer is three times his base salary. Each executive officer’s minimum stock ownership requirement is recalculated annually on July 1st and in connection with any change in the executive officer’s base salary. Executive officers who were serving as of October 31, 2017 are required to achieve compliance with these guidelines by October 31, 2022. Executive officers appointed since October 31, 2017 and future executive officers are required to achieve compliance with these guidelines within five years of their appointment. As of the Record Date, each executive officer was in compliance with the stock ownership guidelines. A copy of the stock ownership guidelines is available on our website at investors.paycom.com.

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2020 PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Accounting and Tax Effects

We consider the impact of accounting treatment in developing and implementing our compensation programs, including the accounting treatment of amounts awarded or paid to our executives. We also consider the impact of federal tax laws on our compensation programs, including the deductibility of compensation paid to the NEOs. Our ability to deduct incentive compensation paid under our incentive plans may be limited by Code Section 162(m) to the extent that the incentive compensation is paid to a “covered employee” (as defined in Code Section 162(m)) and the total compensation paid by us to such covered employee for a taxable year exceeds $1,000,000. This limitation on deductions only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities). Under Code Section 162(m), a “covered employee” includes an individual (or, in certain circumstances, his or her beneficiaries) who, at any time during the taxable year, is our principal executive officer, principal financial officer, an individual who is among the three highest compensated officers for the taxable year (other than an individual who was either our principal executive officer or our principal financial officer at any time during the taxable year), or anyone who was a covered employee for purposes of Code Section 162(m) for any tax year beginning on or after January 1, 2017. Notwithstanding the foregoing, even though incentive compensation in excess of $1,000,000, if paid to a covered employee, is no longer tax deductible, the Company intends to continue to grant, when in the best interests of the Company and its stockholders, awards that are subject to the achievement of certain performance goals.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the compensation committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the compensation committee.

Jason D. Clark  |  Henry C. Duques  |  Janet B. Haugen  |  Frederick C. Peters II  |  J.C. Watts, Jr.

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2020 PROXY STATEMENT

Compensation of Executive Officers

Summary Compensation Table for Fiscal Years Ended December 31,

2019, 2018 and 2017

The following table contains information regarding compensation that was paid to our NEOs for the fiscal years ended December 31, 2019, 2018 and 2017.

	Year	Salary ($)	Stock/ Unit Awards(1) ($)		Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)		Total ($)
Chad Richison(3) President and Chief Executive Officer	2019	696,044	18,400,340	(4)	1,361,456	680,718	(5)	21,138,558
	2018	667,133	13,973,050		1,309,092	989,570		16,938,845
	2017	641,959	7,283,990		1,008,768	444,166		9,378,883
Craig E. Boelte Chief Financial Officer	2019	371,297	5,257,240	(4)	715,062	112,822	(6)	6,456,421
	2018	350,391	3,992,300		687,560	31,784		5,062,035
	2017	337,169	2,081,140		529,825	31,149		2,979,283
Jeffrey D. York Chief Sales Officer	2019	466,313	5,257,240	(4)	675,698	237,925	(7)	6,637,176
	2018	441,932	3,992,300		649,710	93,718		5,177,660
	2017	424,810	2,081,140		500,644	30,808		3,037,402
Bradley S. Smith(8) Chief Information Officer	2019	345,819	1,371,537	(4)	312,000	13,625	(9)	2,042,981
	2018	305,769	1,000,511		135,000	13,625		1,454,905
Jon D. Evans(10) Chief Operating Officer	2019	334,495	1,371,537	(4)	300,300	11,407	(11)	2,017,739
	2018	294,303	1,000,511		129,938	13,625		1,438,377

(1)

Amounts shown do not reflect compensation actually received by the NEOs. Rather, the amounts represent the aggregate grant date fair value of restricted stock granted to the NEO in 2017, 2018 and 2019, as applicable, in each case computed in accordance with ASC 718, with the exception that the amount shown assumes no forfeitures. A discussion of the assumptions used in the calculation of these amounts is included in Note 11, “Stockholders’ Equity and Stock-Based Compensation” in the annual consolidated financial statements included in the Form 10-K filed with the SEC on February 13, 2020.

(2)

Amounts shown represent bonuses earned by (i) each of Messrs. Richison, Boelte and York based on the achievement of performance goals tied to revenue growth and adjusted EBITDA and (ii) Messrs. Smith and Evans based on the achievement of performance goals tied to annual revenue retention rate. Bonuses were determined in accordance with the terms of the Annual Incentive Plan. See “Compensation Discussion and Analysis—Cash Compensation” for additional information.

(3)

All amounts shown reflect compensation paid to Mr. Richison for his service as our President and Chief Executive Officer. Mr. Richison did not receive additional compensation for his service as a director or Chairman of the Board of Directors.

(4)

Represents the aggregate grant date fair value of shares of restricted stock issued to the NEO on January 17, 2019. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation—Restricted Stock Awards.”

(5)

Consists of (i) $487,328 for Mr. Richison’s non-Company use of a corporate aircraft in accordance with the terms of his employment agreement, (ii) $153,397 for personal security detail, (iii) $16,673 in automobile lease payments, (iv) country club dues, (v) a retainer for a supplemental medical plan and (vi) Company contributions to a 401(k) plan for the benefit of Mr. Richison. The incremental cost for personal use of corporate aircraft was calculated based on the total personal travel flight hours multiplied by the estimated hourly aircraft operating costs (including variable fuel charges and a prorated portion of a monthly management fee). When using the corporate aircraft for business travel, if space allows, we may permit Mr. Richison to bring family members or guests along on the trip. Because we pay for such use of the corporate aircraft based on the flight hours regardless of the passenger load, the aggregate incremental cost to us for the additional passengers is de minimis. See “Compensation Discussion and Analysis—Other Compensation Components and Considerations—Perquisites and Other Personal Benefits” and “—Employment Agreements and Arrangements.”

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2020 PROXY STATEMENT

Compensation of Executive Officers (continued)

(6)

Consists of (i) $80,863 for Mr. Boelte’s HSR Act filing fee and related tax gross-up, (ii) $18,159 in automobile lease payments, (iii) a retainer for a supplemental medical plan and (iv) Company contributions to a 401(k) plan for the benefit of Mr. Boelte.

(7)

Consists of (i) $206,101 for Mr. York’s HSR Act filing fee and related tax gross-up, (ii) $18,024 in automobile lease payments, (iii) a retainer for a supplemental medical plan and (iv) Company contributions to a 401(k) plan for the benefit of Mr. York.

(8)	Mr. Smith was appointed as Chief Information Officer on April 16, 2018.
(9)	Consists of (i) a retainer for a supplemental medical plan and (ii) Company contributions to a 401(k) plan for the benefit of Mr. Smith.
(10)	Mr. Evans was appointed as Chief Operating Officer on April 16, 2018.
(11)	Consists of (i) a retainer for a supplemental medical plan and (ii) Company contributions to a 401(k) plan for the benefit of Mr. Evans.

Narrative to the Summary Compensation Table

The amounts reported in the Summary Compensation Table, such as the amounts included in the “Salary” column and benefits and perquisites included in the “All Other Compensation” column, are described more fully under “Compensation Discussion and Analysis.” The amounts reported in the “Stock/Unit Awards” column represent the aggregate grant date fair value of shares of restricted stock granted as equity awards to each NEO during 2017, 2018 and 2019. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation.” The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent cash bonuses earned by (x) each of Messrs. Richison, Boelte and York based on the achievement of performance goals tied to revenue growth and adjusted EBITDA in 2017, 2018 and 2019 and (y) each of Messrs. Smith and Evans based on the achievement of performance goals tied to annual revenue retention rate in 2018 and 2019. The amounts reported for Messrs. Richison, Boelte and York for 2017, 2018 and 2019 and the amounts reported for Messrs. Smith and Evans for 2019 were determined and paid pursuant to the terms of the Annual Incentive Plan. See “Compensation Discussion and Analysis—Cash Compensation—Annual Incentive Plan”.

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2020 PROXY STATEMENT

Compensation of Executive Officers (continued)

Fiscal Year 2019 Grants of Plan-Based Awards Table

The following table presents information regarding plan-based awards granted to our NEOs during the year ended December 31, 2019, consisting of equity grants under the LTIP and cash awards under the Annual Incentive Plan. The information in the table under the caption “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” represents the threshold, target and maximum amounts payable for the 2019 performance period under the Annual Incentive Plan. See “Compensation Discussion and Analysis—Cash Compensation.” Amounts actually paid under the Annual Incentive Plan for the 2019 performance period are set forth in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards	Grant Date Fair Value of Stock Awards($)(1)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Target (#)
Chad Richison	n/a	(2)	—	680,728	1,361,456	—	—
	1/17/2019	(3)	—	—	—	49,000	5,216,050
	1/17/2019	(4)	—	—	—	49,000	4,854,430
	1/17/2019	(5)	—	—	—	63,000	8,329,860
Craig E. Boelte	n/a	(2)	—	357,531	715,062	—	—
	1/17/2019	(3)	—	—	—	14,000	1,490,300
	1/17/2019	(4)	—	—	—	14,000	1,386,980
	1/17/2019	(5)	—	—	—	18,000	2,379,960
Jeffrey D. York	n/a	(2)	—	337,849	675,698	—	—
	1/17/2019	(3)	—	—	—	14,000	1,490,300
	1/17/2019	(4)	—	—	—	14,000	1,386,980
	1/17/2019	(5)	—	—	—	18,000	2,379,960
Bradley S. Smith	n/a	(2)	218,400	312,000	530,400	—	—
	1/17/2019	(3)	—	—	—	3,653	388,862
	1/17/2019	(4)	—	—	—	3,653	361,903
	1/17/2019	(5)	—	—	—	4,695	620,773
Jon D. Evans	n/a	(2)	210,210	300,300	510,510	—	—
	1/17/2019	(3)	—	—	—	3,653	388,862
	1/17/2019	(4)	—	—	—	3,653	361,903
	1/17/2019	(5)	—	—	—	4,695	620,773
(1)

Amounts represent the aggregate grant date fair value of restricted stock granted to each NEO in 2019 computed in accordance with ASC 718, with the exception that the amount shown assumes no forfeitures. A discussion of the assumptions used in the calculation of these amounts is included in Note 11, “Stockholders’ Equity and Stock-Based Compensation” in the annual consolidated financial statements included in the Form 10-K filed with the SEC on February 13, 2020.

(2)

Represents possible payout amounts under the Annual Incentive Plan based on the achievement of the performance goals described above in “Compensation Discussion and Analysis—Cash Compensation—Annual Incentive Plan.” See the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table for actual amounts paid to each NEO under the Annual Incentive Plan for the 2019 performance period.

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2020 PROXY STATEMENT

Compensation of Executive Officers (continued)

(3)

Represents shares of restricted stock that vested on February 13, 2019 when our TEV reached $8.65 billion. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation—Restricted Stock Awards.”

(4)

Represents shares of restricted stock that vested on February 22, 2019 when our TEV reached $9.35 billion. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation—Restricted Stock Awards.”

(5)	Represents shares of restricted stock that are subject to time-based vesting conditions. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation—Restricted Stock Awards.”

Fiscal Year 2019 Outstanding Equity Awards At Fiscal Year-End Table

The following table lists all of the outstanding stock awards held by each of the NEOs on December 31, 2019 and provides the value of such stock awards based on the fair market value of our Common Stock as of December 31, 2019.

		Stock Awards

Name	Grant Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested(1) ($)
Chad Richison	1/26/2018	42,000	(2)	11,119,920
	1/17/2019	63,000	(3)	16,679,880
Craig E. Boelte	1/26/2018	12,000	(2)	3,177,120
	1/17/2019	18,000	(3)	4,765,680
Jeffrey D. York	1/26/2018	12,000	(2)	3,177,120
	1/17/2019	18,000	(3)	4,765,680
Bradley S. Smith	7/8/2015	2,000	(4)	529,520
	4/15/2016	2,400	(5)	635,424
	10/4/2016	3,600	(3)	953,136
	4/26/2017	2,625	(3)	694,995
	1/26/2018	4,269	(6)	1,130,260
	1/17/2019	4,695	(3)	1,243,048
Jon D. Evans	7/8/2015	4,200	(4)	1,111,992
	4/15/2016	1,600	(5)	423,616
	10/4/2016	2,400	(3)	635,424
	4/26/2017	5,625	(3)	1,489,275
	1/26/2018	4,269	(6)	1,130,260
	1/17/2019	4,695	(3)	1,243,048
(1)

Amounts shown reflect the value of restricted stock calculated by multiplying the number of unvested shares of restricted stock by the closing price of our Common Stock on the NYSE on December 31, 2019, which was $264.76 per share.

(2)	Represents shares of restricted stock subject to time-based vesting conditions, 50% of which are scheduled to vest on May 6, 2020 and 50% of which are scheduled to vest on May 6, 2021.
(3)

Represents shares of restricted stock subject to time-based vesting conditions, one-third of which are scheduled to vest on May 10, 2020, one-third of which are scheduled to vest on May 10, 2021 and one-third of which are scheduled to vest on May 10, 2022.

(4)	Represents shares of restricted stock subject to time-based vesting conditions, which are scheduled to vest on July 8, 2020.
(5)	Represents shares of restricted stock subject to time-based vesting conditions, 50% of which are scheduled to vest on April 15, 2020 and 50% of which are scheduled to vest on April 15, 2021.
(6)

Represents shares of restricted stock subject to time-based vesting conditions, one-third of which are scheduled to vest on May 6, 2020, one-third of which are scheduled to vest on May 6, 2021 and one-third of which are scheduled to vest on May 6, 2022.

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2020 PROXY STATEMENT

Compensation of Executive Officers (continued)

Fiscal Year 2019 Option Exercises and Stock Vested Table

The following table sets forth a summary of the shares of restricted stock that vested during the year ended December 31, 2019 for each of the NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1) ($)
Chad Richison	140,000	26,242,510
Craig E. Boelte	40,000	7,497,860
Jeffrey D. York	40,000	7,497,860
Bradley S. Smith	14,004	2,739,300
Jon D. Evans	16,404	3,314,202

(1)	Amounts shown reflect the value of restricted stock calculated by multiplying the number of shares that vested by the closing price of our Common Stock on the NYSE on the date of vesting.

Employment Agreements and Arrangements

On December 30, 2013, we entered into employment agreements with each of Messrs. Richison, Boelte and York, which were effective on January 1, 2014. On October 28, 2019, we entered into an amended and restated employment agreement with Mr. Richison to, among other things, allow Mr. Richison to pursue other noncompetitive outside business and non-business activities and interests while employed by the Company. On March 9, 2020, we amended and restated the employment agreements with each of Messrs. Richison, Boelte and York to amend the car allowance provision and, in the case of Messrs. Boelte and York, make certain updates for compliance with current law. With the exception of base salary amounts, annual bonus potential, noncompetition provisions and certain perquisites provided to Mr. Richison, the material terms of the employment agreements of Messrs. Richison, Boelte and York are substantially the same. The summary of the employment agreements below does not contain complete descriptions of all provisions of the employment agreements with Messrs. Richison, Boelte and York. We do not have formal employment agreements with Messrs. Evans and Smith.

Under the employment agreements, each of Messrs. Richison, Boelte and York is entitled to receive a minimum base salary, subject to adjustment in the discretion of the compensation committee. See “Compensation Discussion and Analysis—Cash Compensation—Base Salary.”

The employment agreements provide that Messrs. Richison and Boelte are eligible to receive annual bonuses equal to 100% of their respective base salaries and Mr. York is eligible to receive an annual bonus equal to 75% of his base salary, in each case with the amount of such bonus to be determined by our compensation committee in accordance with the plans, policies and procedures adopted by the compensation committee from time to time. The target bonus percentages described above in “Compensation Discussion and Analysis—Cash Compensation—Annual Incentive Plan” reflect the terms of the employment agreements with respect to bonus eligibility. The compensation committee determined that the target bonus percentages for Messrs. Smith and Evans for 2020 will be 100%.

Each NEO is eligible to participate in, or receive benefits under, any plan or arrangement made available to our employees, including any health, dental, vision, disability, life insurance, 401(k), or other retirement programs in accordance with the terms and conditions of such plans or arrangements. Pursuant to their employment agreements, each of Messrs. Richison, Boelte and York is entitled to vacation time, a Company automobile and reimbursement of business expenses. Messrs. Smith and Evans are also entitled to vacation time and reimbursement of business expenses. In addition, we have agreed to provide Mr. Richison personal security, a full-time administrative assistant, limited use of a private aircraft and a country club membership. See “Compensation Discussion and Analysis—Other Compensation Components and Considerations—Perquisites and Other Personal Benefits.”

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2020 PROXY STATEMENT

Compensation of Executive Officers (continued)

In connection with the employment agreements, Messrs. Richison, Boelte and York agreed to confidentiality, noncompetition, noninterference and intellectual property protection provisions. Messrs. Smith and Evans are also subject to similar confidentiality, noncompetition, noninterference and intellectual property protection obligations. Mr. Richison’s noncompetition provisions allow Mr. Richison to pursue other noncompetitive outside business and non-business activities and interests while employed by the Company.

Each employment agreement includes a clawback provision that provides that any compensation or benefits we pay to the applicable executive officer, pursuant to his employment agreement or otherwise, is subject to recovery by us in accordance with Section 304 of the Sarbanes-Oxley Act of 2002 or any other clawback law or regulation applicable to such executive, if any, as amended from time to time. In addition, Messrs. Smith and Evans have agreed to similar clawback provisions with respect to their bonuses.

The employment agreements had initial terms of three (3) years following the consummation of our IPO and automatically renew for successive one (1) year periods, unless earlier terminated by us or the applicable executive officer. The employment of each of Messrs. Richison, Boelte and York terminates upon death, disability, termination by us with or without “cause,” or termination by the applicable executive officer with or without “good reason.” Each employment agreement provides that upon termination, the executive officer is entitled to (i) payment of any earned but unpaid salary and accrued but unused vacation time and (ii) payment of any business expenses incurred but not reimbursed. In addition, if the executive officer’s employment is terminated by us without cause or by the executive officer with good reason, subject to the execution and return of a release of claims, such executive officer is entitled to (i) continuation of his base salary for the length of the remaining “Restricted Period” following his termination, (ii) continuation of health insurance benefits for the length of the remaining Restricted Period, and (iii) a pro rata amount of the bonus such executive officer would have earned as determined by the compensation committee for the year in which the termination occurred. Mr. Richison is also entitled to reasonable expenses for his personal security for a period of two years following his termination by us without cause or by him for good reason. For purposes of the employment agreements, the “Restricted Period” will end 12 months following the executive officer’s date of termination of employment.

Each of the employment agreements defines “cause” generally as (i) the repeated failure to perform such duties as are lawfully requested by the Chief Executive Officer (or in the case of Mr. Richison, the Board of Directors), (ii) the failure by the executive officer to observe our material policies, (iii) gross negligence or willful misconduct in the performance of his duties, (iv) the material breach by the executive officer of any provision of his employment or of any non-competition, non-solicitation or similar restrictive agreement, (v) fraud, embezzlement, disloyalty or dishonesty with respect to Paycom, (vi) use of illegal drugs or repetitive abuse of other drugs or alcohol which interferes with the performance of his duties, or (vii) the commission of any felony or of a misdemeanor involving dishonesty, disloyalty or moral turpitude. In the case of Mr. Richison, “cause” shall not be deemed to exist in certain circumstances unless we give Mr. Richison prior written notice that we believe that he is in violation of certain provisions in the definition of “cause,” we give him 10 days to cure, and he does not cure prior to the end of the 10-day period. Each of the employment agreements defines “good reason” as (i) any material reduction by us in the applicable executive officer’s base salary without prior consent, (ii) following a change in control (or, in the case of Mr. Richison, at any time), any change in the executive officer’s status, reporting, duties or position that represents a demotion or diminution from such executive officer’s prior status, or (iii) any material breach by us of the employment agreement between us and the executive officer; provided, that such executive officer will not be deemed to have been terminated for “good reason” unless he delivers written notice to us specifying the alleged “good reason” within 30 days (or, in the case of Mr. Richison, 45 days) after he learns of the circumstances giving rise to “good reason,” within 30 days (or, in the case of Mr. Richison, 20 days) following delivery of such notice, we have failed to cure such circumstances and the executive officer resigns within 15 days (or, in the case of Mr. Richison, 30 days) after the end of the cure period.

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2020 PROXY STATEMENT

Compensation of Executive Officers (continued)

Potential Payments upon Termination or Change in Control

The table below presents the estimated value of payments and benefits that each NEO would have been entitled to receive if the specified triggering event had occurred on December 31, 2019. Amounts presented for the vesting of restricted stock are calculated based on the closing price of our Common Stock on the NYSE on December 31, 2019, which was $264.76 per share.

Name	Benefit	Death ($)		Disability ($)		Change in Control ($)		Termination Without Cause ($)		Termination by NEO for Good Reason ($)
Chad Richison	Salary continuation	—		—		—		711,361	(1)	711,361	(1)
	Annual Incentive Plan bonus	1,361,456	(2)	1,361,456	(2)	1,361,456	(3)	1,361,456	(4)	1,361,456	(4)
	Continuation of benefits	—		—		—		315,775	(5)	315,775	(5)
	Vesting of restricted stock	27,799,800	(7)	27,799,800	(7)	27,799,800	(8)	11,119,920	(9)	—	(10)
	Total	29,161,256		29,161,256		29,161,256		13,508,512		2,388,592
Craig E. Boelte	Salary continuation	—		—		—		448,000	(1)	448,000	(1)
	Annual Incentive Plan bonus	715,062	(2)	715,062	(2)	715,062	(3)	715,062	(4)	715,062	(4)
	Continuation of benefits	—		—		—		7,460	(6)	7,460	(6)
	Vesting of restricted stock	7,942,800	(7)	7,942,800	(7)	7,942,800	(8)	—	(11)	—	(11)
	Total	8,657,862		8,657,862		8,657,862		1,170,522		1,170,522
Jeffrey D. York	Salary continuation	—		—		—		545,000	(1)	545,000	(1)
	Annual Incentive Plan bonus	675,698	(2)	675,698	(2)	675,698	(3)	675,698	(4)	675,698	(4)
	Continuation of benefits	—		—		—		8,980	(6)	8,980	(6)
	Vesting of restricted stock	7,942,800	(7)	7,942,800	(7)	7,942,800	(8)	—	(11)	—	(11)
	Total	8,618,498		8,618,498		8,618,498		1,229,678		1,229,678
Bradley S. Smith	Annual Incentive Plan bonus	312,000	(2)	312,000	(2)	312,000	(3)	312,000	(4)	312,000	(4)
	Vesting of restricted stock	5,186,384	(12)	5,186,384	(12)	5,186,384	(8)	—	(11)	—	(11)
	Total	5,498,384		5,498,384		5,498,384		312,000		312,000
Jon D. Evans	Annual Incentive Plan bonus	300,300	(2)	300,300	(2)	300,300	(3)	300,300	(4)	300,300	(4)
	Vesting of restricted stock	6,033,616	(12)	6,033,616	(12)	6,033,616	(8)	—	(11)	—	(11)
	Total	6,333,916		6,333,916		6,333,916		300,300		300,300

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2020 PROXY STATEMENT

Compensation of Executive Officers (continued)

(1)	Represents the value of the aggregate amount payable for continuation of base salary for 12 months following the date of termination of employment, per the terms of the NEO’s employment agreement.
(2)

The Annual Incentive Plan provides that upon death or disability during a performance period, the compensation committee may, in its sole discretion, pay the participant a pro-rated amount of the incentive compensation that would have been payable to such participant if he or she had remained employed, based on the number of days worked during the performance period. The amount presented reflects the assumption that (i) the termination of service due to death or disability occurred on December 31, 2019 and, as such, the payment would not be subject to such compensation committee discretion, and (ii) the participant would have been entitled to the amount of incentive compensation payable based on actual results for the 2019 performance period. See “Compensation Discussion and Analysis—Cash Compensation—Annual Incentive Plan.”

(3)

The Annual Incentive Plan provides that in the event of a change in control (as defined in the Annual Incentive Plan), we must make a lump-sum cash payment to each participant equal to a pro-rated amount of the incentive compensation payable to such participant, calculated by multiplying the amount payable for target achievement by the percentage of the performance period completed prior to the change in control. The amount presented reflects the assumption that (i) the change in control occurred on December 31, 2019 and, as such, the payment would not be subject to such proration, and (ii) the participant would have been entitled to the amount of incentive compensation payable based on actual results for the 2019 performance period. See “Compensation Discussion and Analysis—Cash Compensation—Annual Incentive Plan.”

(4)

The Annual Incentive Plan provides that if a participant’s employment is terminated during a performance period for any reason other than death or disability, the participant will immediately forfeit any right to receive any incentive compensation for such performance period. If the termination of employment occurs after the performance period has ended but prior to the date of actual payment, the participant will be entitled to payment of an amount not to exceed the amount set forth according to the terms of his or her award. The amount presented reflects the assumption that the triggering event occurred on December 31, 2019, which is the end of the performance period, and, as such, the participant would have been entitled to the amount of incentive compensation payable based on actual results for the 2019 performance period. See “Compensation Discussion and Analysis—Cash Compensation—Annual Incentive Plan.”

(5)

Represents the value of (i) the aggregate amount payable for continuation of health insurance benefits for 12 months following the date of termination of employment ($8,980), plus (ii) the aggregate amount payable for Mr. Richison’s personal security for a period of two years following his termination ($306,795), per the terms of Mr. Richison’s employment agreement.

(6)

Represents the value of the aggregate amount payable for continuation of health insurance benefits for 12 months following the date of termination of employment, per the terms of the NEO’s employment agreement.

(7)

The applicable restricted stock award agreements provide that unvested shares of restricted stock vest 100% upon the NEO’s death or termination of service as a result of total and permanent disability (as defined in the applicable restricted stock award agreement).

(8)	The amount presented is calculated based on the assumption that the surviving entity does not assume the obligations under the equity award.
(9)

Mr. Richison’s restricted stock award agreements provide that upon a termination of service without cause (as defined in his employment agreement), unvested shares of restricted stock will remain eligible for vesting for a period of one year following such termination. Accordingly, the amount presented includes the value of restricted stock with time-based vesting conditions that is scheduled to vest before December 31, 2020.

(10)	All unvested shares of restricted stock would be forfeited on the date of a termination of service by Mr. Richison for good reason.
(11)	All unvested shares of restricted stock would be forfeited on the date of a termination of service without cause or by the NEO for good reason.
(12)

The applicable restricted stock award agreements provide that unvested shares of restricted stock vest 100% upon the NEO’s death or termination of service as a result of total and permanent disability (as defined in the applicable restricted stock award agreement). The restricted stock award agreements governing the terms of LTIP awards granted to Messrs. Smith and Evans in 2017 and 2018, prior to their appointment as executive officers, provide that if at any time during the period beginning on the date of termination and ending on the 60th day following the third anniversary of the termination, the Company determines that the participant breached certain non-solicitation, non-competition, non-disparagement and confidentiality restrictions in the agreement, all awarded shares of restricted stock (whether or not vested and whether then held by the participant) shall be subject to certain forfeiture and clawback provisions.

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2020 PROXY STATEMENT

Compensation of Executive Officers (continued)

Compensation Risk Assessment

The compensation committee has conducted its annual risk analysis of our compensation policies and practices, and does not believe that our compensation programs encourage excessive or inappropriate risk taking by our executives or are reasonably likely to have a material adverse effect on us. We believe that our compensation policies and practices include an appropriate balance of short- and long-term incentives as well as fixed and variable features. We also believe that we have established reasonable payout scales and performance goals for Annual Incentive Plan awards and reasonable targets for restricted stock with market-based vesting conditions that are related to our enterprise value. We believe that these factors, combined with effective oversight by our Board of Directors, discourage excessive or inappropriate risk taking by executives or other employees with respect to matters that may affect compensation.

Fiscal Year 2019 Pay Ratio Disclosure

CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer, Mr. Richison. The pay ratio is a reasonable estimate calculated in accordance with applicable SEC disclosure rules. Because of the estimates and adjustments that may be included in each company’s methodology, pay ratio disclosures may involve a degree of imprecision, and the pay ratios reported by other companies are unlikely to be relevant or meaningful for purposes of comparison to our pay ratio disclosure.

Using the methodology described below, we determined that the median employee was a full-time, salaried employee. We identified and calculated the elements of the median employee’s compensation using the same methodology reflected in the “Summary Compensation Table for Fiscal Years Ended December 31, 2019, 2018 and 2017” included elsewhere in this proxy statement. The median employee’s annual total compensation was $64,408 in 2019. The annual total compensation of Mr. Richison was $21,138,558 in 2019. Based on this information, the 2019 ratio of annual total compensation of Mr. Richison to the median annual total compensation of all employees was 328 to 1.

Methodology

We selected gross wages during the 12-month period ended December 31, 2018 as the consistently-applied compensation measure for our pay ratio disclosure. This approach allowed us to include all elements of compensation (such as equity-based compensation, commissions and bonuses) while simplifying the process of gathering relevant information. This method also allowed us to consistently annualize compensation for those full-time, permanent employees whose employment began during 2018. Our employee population consisted of 3,968 employees, all of which are located within the United States. After annualizing gross wages, the wages were ranked from highest to lowest and the median employee was selected from this list. For this selection, we considered the gross wages for all employees, excluding Mr. Richison. There were no meaningful changes in our employee population and employee compensation arrangements during 2019 that we reasonably believe would significantly impact our pay ratio disclosure. Nonetheless, the median employee that we identified for 2018 is no longer employed by the Company. Consistent with SEC rules, for 2019 we chose to use a substitute employee who was adjacent to the 2018 median employee. The substitute median employee’s compensation was substantially similar to that of the 2018 median employee, based on the methodology we used to select the 2018 median employee.

46

2020 PROXY STATEMENT

Compensation of Executive Officers (continued)

Equity Compensation Plan Table

The following table includes information regarding securities authorized for issuance under our equity compensation plans as of December 31, 2019:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining for future issuance under equity compensation plans
Equity compensation plans approved by security holders	—	—	2,746,648	(1)
Equity compensation plans not approved by security holders	—	—	—
(1)	Represents shares that are available for future issuance under the LTIP.

47

2020 PROXY STATEMENT

Proposal 3: Advisory Vote to Approve Executive Compensation

Pursuant to Section 14A(a)(1) of the Exchange Act, we are asking our stockholders to approve, on an advisory or non-binding basis, the compensation of our NEOs as disclosed in this proxy statement. The vote on this matter is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this proxy statement.

Our Board of Directors and the compensation committee believe that we maintain a compensation program that is tied to performance, aligns with stockholder interests and merits stockholder support. Accordingly, we are asking our stockholders to approve the compensation of our NEOs as disclosed in this proxy statement by voting FOR the following resolution:

“NOW, THEREFORE, BE IT RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to the named executive officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion related thereto.”

Although this vote is non-binding, the Board of Directors and the compensation committee value the views of our stockholders and will review the results. If there are a significant number of negative votes, we will take steps to understand those concerns that influenced the vote, and consider them in making future decisions about executive compensation.

At the 2016 annual meeting of stockholders, a majority of our stockholders voted in favor of holding an advisory vote to approve executive compensation every year. The Board of Directors considered these voting results and decided to adopt a policy providing for an annual advisory stockholder vote to approve our executive compensation. The next stockholder advisory vote to approve executive compensation will be held at the 2021 annual meeting of stockholders.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required for advisory approval of this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the approval of the compensation of our NEOs, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion following such compensation tables, and the other related disclosures in this proxy statement.

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2020 PROXY STATEMENT

Certain Relationships and Related Party Transactions

Set forth below is a description of transactions since January 1, 2019 in which (i) we have been a participant, (ii) the amount involved in the transaction exceeds or will exceed $120,000 and (iii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of such individuals, had or will have a direct or indirect material interest.

Indemnification of Directors

We have entered and intend to continue to enter into indemnification agreements with our directors which, subject to certain exceptions, require us to indemnify such persons to the fullest extent permitted by applicable law, including indemnification against certain expenses, including attorneys’ fees, judgments, fines or penalties or other amounts paid in settlement in connection with any legal proceedings to which the director was, or is threatened to be made, a party by reason of the fact that such director is or was our director, officer, employee, fiduciary or agent or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at our express written request, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, our best interest and, with respect to any criminal proceeding, in a manner in which such person would have had no reasonable cause to believe his conduct was unlawful. Subject to certain limitations, these indemnification agreements also require us to advance expenses to our directors in advance of the final disposition of any action or proceeding for which indemnification is required or permitted.

Certain Relationships

From time to time in the ordinary course of our business, individuals or entities with connections to “related persons” within the meaning of Item 404 of Regulation S-K purchase our human capital management and payroll software at standard rates and on an arm’s-length basis. In November 2019, we entered into an agreement with a non-profit hospital group in connection with its purchase of our human capital management and payroll software. Our Chief Financial Officer has a family relationship with one of the hospital group’s officers, who has no material interest in the transaction. The estimated annual recurring revenue from the hospital group is approximately $153,000. We also agreed to reimburse the hospital group $17,000 for an early termination fee payable to its previous payroll provider. The terms of our service agreement with the hospital group are substantially similar to the terms of our service agreements with other third parties of a similar size.

Review and Approval or Ratification of Transactions with Related Parties

We have adopted a formal written policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of, and any entity affiliated with, any of the foregoing persons, are not permitted to enter into a related party transaction with us, in which the amount involved exceeds $120,000, without the prior review and approval of our audit committee. In approving or rejecting any such proposal, our audit committee will consider all of the relevant facts and circumstances of the related party transaction and the related party’s relationship and interest in the transaction. The transactions with related parties described above were either approved or ratified in accordance with the terms of this policy.

49

2020 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 11, 2020, for:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our voting securities;

•	each of our directors, including our Director Nominees;

•	each of our NEOs; and

•	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, a person is generally deemed to beneficially own a security if such person has sole or shared voting or investment power with respect to that security, including with respect to options and warrants that are currently exercisable or exercisable within 60 days. Except as indicated in the footnotes below, we believe, based on the information furnished or available to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to community property laws where applicable.

Applicable percentage ownership is based on 58,831,696 shares of Common Stock outstanding at March 11, 2020, which includes unvested shares of restricted stock.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner(1)	Number	%
5% Stockholders:
The Vanguard Group, Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	5,951,854	10.1%
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street Baltimore, MD 21202	3,865,668	6.6%
Ernest Group, Inc.(4)	3,670,999	6.2%
BlackRock, Inc.(5) 55 East 52nd Street New York, NY 10055	2,964,151	5.0%

50

2020 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management (continued)

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner(1)	Number	%
Non-Employee Directors:
Jason D. Clark(6)	5,755	*
Henry C. Duques(7)	4,739	*
Robert J. Levenson(8)	94,777	*
Janet B. Haugen(9)	2,777	*
Frederick C. Peters II(10)	25,422	*
J.C. Watts, Jr.(11)	4,739	*
Named Executive Officers:
Chad Richison(12)	8,162,300	13.9%
Craig E. Boelte(13)	403,954	*
Jeffrey D. York(14)	696,891	1.2%
Bradley S. Smith(15)	58,113	*
Jon D. Evans(16)	40,111	*
All directors and current executive officers as a group (11 persons)	9,499,578	16.1%

*	Less than one percent of Common Stock outstanding.
(1)	Unless otherwise indicated, the address of each beneficial owner in the table above is c/o Paycom Software, Inc., 7501 W. Memorial Road, Oklahoma City, Oklahoma 73142.
(2)

Amount reported is based on the Amendment No. 4 to Schedule 13G filed with the SEC on February 10, 2020 by The Vanguard Group, Inc. (“Vanguard”) on its own behalf and on behalf of certain subsidiaries. The filing reports that Vanguard is the beneficial owner of 5,951,854 shares of Common Stock and has sole voting power with respect to 76,396 shares of Common Stock, sole dispositive power with respect to 5,865,570 shares of Common Stock, shared voting power with respect to 14,803 shares of Common Stock, and shared dispositive power with respect to 86,284 shares of Common Stock. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 58,406 shares of Common Stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 44,875 shares of Common Stock as a result of its serving as investment manager of Australian investment offerings.

(3)

Amount reported is based on the Schedule 13G filed with the SEC on February 14, 2020 by T. Rowe Price Associates, Inc. (“T. Rowe Price”). The filing reports that T. Rowe Price has sole voting power with respect to 1,502,855 shares of Common Stock and sole dispositive power with respect to 3,865,668 shares of Common Stock.

(4)

Ernest Group, Inc. (“Ernest Group”) is a private corporation owned by Mr. Richison and certain trusts for the benefit of Mr. Richison’s children, for which Mr. Richison serves as trustee. Mr. Richison is also the sole director of Ernest Group. Mr. Richison may be deemed to beneficially own the shares of Common Stock owned by Ernest Group.

(5)

Amount reported is based on the Schedule 13G filed with the SEC on February 7, 2020 by BlackRock, Inc. (“BlackRock”). The filing reports that BlackRock has sole voting power with respect to 2,596,195 shares of Common Stock and sole dispositive power with respect to 2,964,151 shares of Common Stock.

(6)	Includes 1,136 unvested shares of restricted stock.
(7)	Includes 1,136 unvested shares of restricted stock.
(8)

Includes 12,000 shares of Common Stock owned by Lenox Capital and 1,136 unvested shares of restricted stock. Mr. Levenson is the managing member of Lenox Capital. Mr. Levenson disclaims beneficial ownership of the securities owned by Lenox Capital, except to the extent of his pecuniary interest therein.

51

2020 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management (continued)

(9)	Includes 1,136 unvested shares of restricted stock.
(10)	Includes 1,136 unvested shares of restricted stock.
(11)	Includes 1,136 unvested shares of restricted stock.
(12)

Includes 3,670,999 shares of Common Stock owned by Ernest Group, 229,135 shares of Common Stock owned by The Ruby Group, Inc. (“The Ruby Group”), 56 shares of Common Stock owned by the Abrie R. Richison 2012 Irrevocable Trust U/T/A DTD 12/21/2012 (the “Abrie R. Richison 2012 Irrevocable Trust”), 56 shares of Common Stock owned by the Ava L. Richison 2012 Irrevocable Trust U/T/A DTD 12/21/2012 (the “Ava L. Richison 2012 Irrevocable Trust”), 56 shares of Common Stock owned by the Ian D. Richison 2012 Irrevocable Trust U/T/A DTD 12/21/2012 (the “Ian D. Richison 2012 Irrevocable Trust” and, collectively with the Abrie R. Richison 2012 Irrevocable Trust and the Ava L. Richison 2012 Irrevocable Trust, the “Richison Trusts”), and 266,000 unvested shares of restricted stock. See note (4) regarding Mr. Richison’s relationship with Ernest Group. Mr. Richison is the sole director and sole shareholder of The Ruby Group and may be deemed to beneficially own the shares of Common Stock owned by The Ruby Group. Mr. Richison is the settlor and sole trustee for each Richison Trust and each Richison Trust is for the benefit of one of Mr. Richison’s children sharing his household. Mr. Richison may be deemed to beneficially own the shares of Common Stock owned by the Richison Trusts.

(13)	Includes 76,000 unvested shares of restricted stock.
(14)

Includes 76,000 unvested shares of restricted stock and 463,231 shares of Common Stock owned by JCY Holdings, LP (“JCY Holdings”). The general partner of JCY Holdings is JCY General LLC (“JCY General”) and the limited partners of JCY Holdings are Mr. York and his spouse. Each of Mr. York and his spouse owns 50% of the membership interests of JCY General.

(15)

Includes 31,589 unvested shares of restricted stock and 25,922 shares of Common Stock held by the Bradley Scott Smith Revocable Trust, dated October 30, 2017 (the “Bradley Scott Smith Revocable Trust”). The Bradley Scott Smith Revocable Trust is a revocable trust for the benefit of Mr. Smith, his spouse, and his children. Mr. Smith is the trustor and, with his spouse, a co-trustee of the Bradley Scott Smith Revocable Trust. Accordingly, Mr. Smith reports beneficial ownership of all of the shares of Common Stock held by the Bradley Scott Smith Revocable Trust but disclaims beneficial ownership except to the extent of his and his spouse’s pecuniary interest therein.

(16)	Includes 34,789 unvested shares of restricted stock.

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2020 PROXY STATEMENT

Other Matters

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership with the SEC. Based solely on a review of copies of the reports filed with the SEC, or written representations from reporting persons that all reportable transaction were reported, we believe that, during the last fiscal year, all filing requirements under Section 16(a) applicable to our officers, directors and 10% stockholders were timely met, except that in the last fiscal year and prior fiscal years, Mr. Duques failed to file six reports relating to six transactions but did report the transactions in his year-end report on Form 5, which was timely filed.

Submission of Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our 2021 proxy statement. In order to be considered for inclusion in our 2021 proxy statement, a stockholder proposal must satisfy the requirements of Rule 14a-8 and be timely received. To be timely, any proposal must be received by us at our principal executive offices at or before the close of business (5:00 p.m. local time) on November 27, 2020. If we hold our next annual meeting of stockholders on a date that is more than 30 days from the anniversary of the Annual Meeting, any stockholder proposal must be received a reasonable time before we begin to print and send our proxy materials. Failure to deliver a proposal in accordance with this procedure may result in the proposal not being deemed timely received. We strongly encourage any stockholder interested in submitting a proposal to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.

In addition, stockholders wishing to nominate a candidate for election to the Board of Directors or propose any business to be presented directly at the 2021 annual meeting of stockholders (rather than by inclusion in next year’s proxy statement) must follow the submission criteria and deadlines set forth in our amended and restated bylaws. Pursuant to the advance notice provisions of the amended and restated bylaws, we must receive notice at our principal executive offices of any nomination or stockholder proposal to be presented directly at the 2021 annual meeting of stockholders no earlier than the close of business on December 28, 2020 and no later than the close of business on January 27, 2021. If the date of the 2021 annual meeting of stockholders is more than 30 days before or 70 days after the one year anniversary of the Annual Meeting, such nomination or proposal must be received on or before the later of (i) the close of business on the 90th day prior to the 2021 annual meeting and (ii) the close of business on the 10th day following the date of public disclosure of the 2021 annual meeting date. In each case, the notice must include the information specified in our amended and restated bylaws. We will not entertain any nominations or proposals that do not meet the requirements set forth in our amended and restated bylaws. To request a copy of our amended and restated bylaws, stockholders should contact Investor Relations. See “—Additional Information.” We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a nomination or proposal.

Other Business

The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

Financial Statements

A copy of the Form 10-K filed with the SEC on February 13, 2020 is contained within the 2019 Annual Report delivered with this proxy statement. The Form 10-K includes our financial statements for the year ended December 31, 2019. Copies of the Form 10-K and 2019 Annual Report are also posted on our website at investors.paycom.com. If you have not received or do not have access to the 2019 Annual Report, please contact our Investor Relations department at (855) 603-1620 or investors@paycom.com and we will send a copy to you without charge. You may also send a written request to Paycom Software, Inc., Attn: Investor Relations, 7501 W. Memorial Road, Oklahoma City, Oklahoma 73142.

53

2020 PROXY STATEMENT

Other Matters (continued)

Additional Information

Visit our main website at www.paycom.com for more information about Paycom and our products. Our Investor Relations website at investors.paycom.com contains stock information, earnings call webcasts, annual reports, corporate governance and historical financial information, and links to our SEC filings.

For questions regarding:	Contact:
Annual Meeting	Investor Relations Phone: (855) 603-1620 Email: investors@paycom.com Mail: Paycom Software, Inc. Attn: Investor Relations 7501 W. Memorial Road Oklahoma City, Oklahoma 73142
Stock ownership

If you are a stockholder of record:

    American Stock Transfer & Trust Company, LLC

        Phone: (800) 937-5449 or (718) 921-8124

        Email: info@astfinancial.com

If you hold shares in street name:

    Your broker, bank or other nominee

Voting	The Proxy Advisory Group, LLC Phone: (212) 616-2180

If you would like to communicate with our Board of Directors, please refer to the procedures described in “Corporate Governance—Communications with the Board of Directors.”

54

paycom®

7501 W. Memorial Road, Oklahoma City, OK 73142
800.580.4505 | 405.722.6900 | Paycom.com

ANNUAL MEETING OF STOCKHOLDERS OF

PAYCOM SOFTWARE, INC.

Date:	April 27, 2020
Time:	11:00 a.m. (Central Daylight Time)
Place:	Gaillardia, 5300 Gaillardia Blvd., Oklahoma City, OK 73142

Please make your marks like this: ☒ Use dark black pencil or pen only

1:	Election of Class I Directors				Directors Recommend
		For		Withhold	ä
	01 Janet B. Haugen	☐		☐	For
	02 J.C. Watts, Jr.	☐		☐	For
		For	Against	Abstain
2:	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2020; and	☐	☐	☐	For
3:	Advisory vote to approve compensation of named executive officers.	☐	☐	☐	For

To attend the meeting and vote your shares in person, please mark this box.	☐

Authorized Signatures - This section must be

completed for your instructions to be executed.

Please Sign Here	Please Date Above
Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If shares are held in joint tenancy, all persons should sign. When signing as attorney, executor, administrator, trustee or other fiduciary, please include title as such. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Stockholders of Paycom Software, Inc.

to be held on Monday, April 27, 2020

This proxy is being solicited on behalf of the Board of Directors

INTERNET	VOTE BY:	TELEPHONE

Go To www.proxypush.com/PAYC		866-217-7028
• Cast your vote online. • View Meeting Documents.	OR	• Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.

MAIL

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Chad Richison and Craig Boelte, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Paycom Software, Inc. that the undersigned is entitled to vote as of the record date, March 11, 2020, at the Annual Meeting of Stockholders and any adjournment or postponement thereof, upon the matters specified herein and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

IF THIS PROXY IS RETURNED SIGNED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR EACH DIRECTOR NOMINEE AND FOR PROPOSALS 2 AND 3.

PROXY TABULATOR FOR PAYCOM SOFTWARE, INC. P.O. BOX 8016
CARY, NC 27512-9903

Proxy — Paycom Software, Inc.

Annual Meeting of Stockholders

April 27, 2020, 11:00 a.m. (Central Daylight Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Chad Richison and Craig Boelte (the “Named Proxies”) and each or either of them as proxies for the undersigned, with full power of substitution and revocation, to vote all the shares of common stock of Paycom Software, Inc., a Delaware corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at Gaillardia, 5300 Gaillardia Blvd., Oklahoma City, OK 73142, on Monday, April 27, 2020 at 11:00 a.m. (CDT) and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” each director nominee and “FOR” proposals 2 and 3. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the recommendations of the Board of Directors. The Named Proxies cannot vote your shares unless you sign and return this card.